PROSPECTUS DATED AUGUST 10, 2006
                            ENCOMPASS HOLDINGS, INC.
                              39,815,789 SHARES OF
                                  COMMON STOCK

This prospectus relates to the sale of 10,000,000 shares of our common stock, par value $.001 per share (the "Common Stock") which is being offered for cash directly for our own account. We intend to sell up to 10,000,000 shares of our Common Stock on a "best efforts, all or none" basis during the 90 day period following the date of this prospectus at a fixed price between $0.15 and $0.50 per share. Our management has set the offering price for our shares primarily based upon the anticipated cash needs of our company over the next 18 months, the lack of liquidity in the shares, and the high level of risk considering our history of losses. See "Risk Factors."

We may engage a registered broker-dealer to act as our placement agent on a "best efforts, all or none" basis to assist us in the sale of our shares. Our employees, officers or directors, none of whom are registered broker-dealers, will not receive a commission or other compensation for shares sold by them. There is no minimum number of shares that must be sold by us during the 90 day selling period, and no proceeds will be placed in escrow, trust or any similar account.

Additionally, we are registering for resale up to 29,815,789 shares of our Common Stock, of which: (A) 26,315,789 shares are issuable upon the conversion of $2,500,000 in aggregate principal amount of 8% callable secured convertible notes and the payment of the principal amount of, and interest on, such notes to AJW Partners, LLC and certain of its affiliates and (B) 3,500,000 shares underlying warrants issuable to AJW Partners, LLC and certain of its affiliates. The selling stockholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "ECMH." On July 26, 2006, the closing price as reported was $0.12.

The selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is August 10, 2006.

TABLE OF CONTENTS

                                                                            Page

Prospectus Summary.........................................................   6
Risk Factors...............................................................  11
Use of Proceeds............................................................  17
Capitalization.............................................................  19
Dilution...................................................................  20
Forward Looking Statements.................................................  22
Management's Discussion and Analysis or Plan of Operation..................  22
Business...................................................................  26
Description of
Property...................................................................  31
Legal Proceedings..........................................................  31
Directors and Executive Officers...........................................  32
Executive Compensation.....................................................  33
Security Ownership of Certain Beneficial Owners and Management.............  34
Market for Common Equity and Related Stockholder Matters...................  17
Selling Shareholders.......................................................  38
Certain Relationships and Related Transactions.............................  34
Description of Securities..................................................  35
Plan of Distribution.......................................................  36
Legal Matters..............................................................  42
Experts....................................................................  42
Where You Can Find More Information........................................  42
Index to Financial Statements.............................................. F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. Encompass Holdings, Inc. is referred to throughout this prospectus as "Encompass," "we" or "us."

OVERVIEW

We are in the business of acquiring ownership interests in developing companies in a wide range of industries and providing financing and managerial assistance to those companies. We seek to invest in companies that, in our opinion, have the reasonable potential for growth. Our objective is to achieve long-term growth. We have two wholly owned subsidiaries, AquaXtremes, Inc. and Nacio Systems, Inc.


AQUA XTREMES, INC.

Aqua Xtremes, Inc, designs, manufacturers, and markets revolutionary water sports equipment. One of its most notable products is the Xboard(TM) a jet-powered personal watercraft that redefines extreme watersports. Xboards(TM) allow riders of all skill levels to experience the exhilaration of riding a personal watercraft. The Xboard(TM) design team has created a revolutionary watercraft that combines an innovative hull design and a powerful EPA conforming rotary engine. Aqua Xtremes is currently recruiting distributors and dealers.

On April 3, 2006 XTreme Engines through a 51% owned subsidiary, Rotary Engine Technologies, Inc. acquired rotary engine inventory, equipment and intellectual property valued at $5,800,000, from Scott Weber, Larry Cooper and Shirley Harmon. Weber, Cooper and Harmon own the remaining 49% of Rotary. The consideration was a convertible promissory note, in the amount of $2,900,000, convertible at the closing bid price on April 3, 2006. In addition, Xtreme also purchased additional equipment for $45,000 cash. Weber and Cooper have entered into employment agreements with us and have assumed the responsibility through RETI to research and produce rotary engines larger than the "40 horsepower Wankel" that was already being used by Aqua.

NACIO SYSTEMS, INC.

Nacio Systems, Inc. provides centralized information technology solutions to corporate clients, supporting their business operations with applications such as e-commerce, content management, software auditing and customer relationship management (CRM). Companies need no longer install, maintain and support complex IT applications; Nacio hosts, manages and delivers mission critical IT infrastructure from its secure, high-availability Tier 1 network/data operating center in Northern California--reducing costs, mitigating risk, compressing deployment times and increasing reliability.

Nacio's Professional Services and Application Development groups provide customization services to ensure that the applications Nacio delivers are tailored to specific business needs successfully deployed across the customer's enterprise. In the face of increasing costs and the complexities of today's corporate applications, Nacio Systems's hosted application services helps companies stay focused on their core business by providing them cost-effective, low-maintenance ways to update their websites, manage their data and documents, leverage rapid application development and increase operational efficiency.

Nacio Systems sells forensic software under the name "ATTEST Systems." Attest Systems has developed GASP, a software product that enables companies to discover the software and hardware assets deployed across their enterprise. Using GASP, companies can remotely audit every computer on the corporate network, and, using GASP's extensive reporting capabilities, compare the results against their owned licenses. This allows companies to control software license and maintenance costs, stay compliant with software license terms, inventory for disaster recovery planning and make informed IT purchasing decisions. Attest released a new version of GASP, GASP V7.0 in the fourth quarter of 2005.

Our principal executive office is located at 1005 Terminal Way, Suite 110, Reno, Nevada 89502-2179 our telephone number at that location is (775) 324-8531.

COMMON STOCK OFFERED BY SELLING         Up  to  29,815,789   shares,   including
STOCKHOLDERS                            26,315,790   shares  of   Common   Stock
                                        underlying   8%   secured    convertible
                                        callable  notes in the aggregate  amount
                                        of $2,500,000 and up to 3,500,000 shares
                                        of Common Stock  issuable  upon exercise
                                        of common stock purchase warrants, based
                                        on  market   prices  and  assuming  full
                                        conversion of the convertible  debenture
                                        and  shares   underlying   warrants   to
                                        account     for     price     protection
                                        adjustments.  COMMON  STOCK  OUTSTANDING
                                        AFTER THE  OFFERINGS:  Up to  52,261,696
                                        shares,  assuming  the full  exercise of
                                        our  warrants  and   conversion  of  our
                                        convertible notes as well as the sale of the shares offered by the Company.

USE OF PROCEEDS:                        We will not receive any  proceeds of the
                                        issuance of Common  stock.  However,  we
                                        will  receive  up  to  $1,750,000   upon
                                        exercise  of  the  warrants  by  certain
                                        selling  stockholders.  We expect to use
                                        the  proceeds  from the  exercise of the
                                        warrants,  if any,  for general  working
                                        capital purposes. We received $1,000,000
                                        in  connection  with the issuance of the
                                        convertible  debenture  to  the  selling
                                        stockholder.   We   intend  to  use  the
                                        $1,000,000 for general  working  capital
                                        purposes and the payment of professional
                                        fees. We received an additional $700,000
                                        upon  the  filing  of  the  registration
                                        statement of which this prospectus forms
                                        a part and an  additional  $800,000 upon
                                        its   effectiveness   for  an  aggregate
                                        consideration  of $1,500,000.  We intend
                                        to  use  such   proceeds   to   purchase
                                        equipment and for working capital.

RISK FACTORS:                           An   investment   in  our  common  stock
                                        involves a high degree of risk and could
                                        result   in  a  loss  of   your   entire
                                        investment

The above information regarding common stock to be outstanding after the offering is based on 28,820,035 shares of common stock outstanding as of July 25, 2006 and assumes the subsequent conversion of our issued convertible debenture and exercise of warrants by our selling stockholder.

SECURITIES PURCHASE AGREEMENT

To obtain funding for the purpose of payment of general corporate and operating purposes, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC on November 29, 2005 for the sale of: (i) $2,500,000 in callable secured convertible notes and (ii) stock purchase warrants to buy an aggregate of 3,500,000 shares of our Common Stock. This prospectus relates to the resale of the Common Stock underlying these callable secured convertible notes and warrants.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

TERMS OF CALLABLE SECURED CONVERTIBLE NOTES

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 29, 2005 for the sale of (i) $2,500,000 in callable secured convertible notes and (ii) warrants to buy 3,500,000 shares of our Common Stock. This prospectus relates to the resale of our Common Stock underlying these callable secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,500,000 as follows:

         o        $1,000,000 was disbursed on December 1, 2005;

         o        $700,000 was disbursed on January 19, 2006; and

         o $800,000 was disbursed upon this prospectus being declared effective.

Accordingly, we have received a total of $2,500,000 in proceeds pursuant to the Securities Purchase Agreement.

The funds from the sale of the callable secured convertible notes will be used for the purchase of equipment and working capital purpose. The callable secured convertible notes bear interest at 8% (unless our common stock is greater than $.2025 per share for each trading day of a month, in which event no interest is payable during such month), mature within three years from the date of issuance, and are convertible into our Common Stock, at the investors' option, at 55% of the Market Price, where the "Market Price" means the average of the lowest three
(3) closing market prices of our shares of Common Stock during the period of twenty (20) trading days ending one trading day prior to the date the selling stockholders send us a notice of their intent to convert the notes. We cannot presently determine what the conversion price of the notes will be.

The callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the date of payment ("Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the holder (the "Default Sum"); or (ii) the "parity value" of the Default Sum to be repaid. "Parity Value" means (a) the highest number of shares of our common stock issuable upon the conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable conversion price multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Defaulting Amount") and all other amounts payable will be immediately due and payable. The holder of the notes may require us to issue, in lieu of the Default Amount, the number of shares of our Common Stock equal to the Default Amount divided by the conversion price then in effect.

The warrants are exercisable until five years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of $0.50 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated November 29, 2005.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTC BB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

==================================== =========================== ============================= =======================
                                     FOR THE NINE MONTHS ENDED   FOR THE NINE MONTHS ENDED     FOR THE YEAR ENDED
                                     MARCH 31, 2006 (UNAUDITED)  MARCH 31, 2005 (UNAUDITED)    JUNE 30, 2005
==================================== =========================== ============================= =======================
REVENUES                             3,491,956                   145,000                       1,316,697
==================================== =========================== ============================= =======================
COST OF SALES                        838,565                     -                             299,013
==================================== =========================== ============================= =======================
GROSS PROFIT                         2,653,391                   145,000                       1,017,684
==================================== =========================== ============================= =======================
OPERATING EXPENSES                   5,453,953                   (2,573,728)                   6,350,466
==================================== =========================== ============================= =======================
INTEREST EXPENSE                     (87,183)                    (35,969)                      201,176
==================================== =========================== ============================= =======================
NET LOSS                             (2,955,356)                 (2,290,995)                   5,394,890
==================================== =========================== ============================= =======================
NET LOSS PER COMMON SHARE            (0.235)                     (0.524)                       (1.24)
==================================== =========================== ============================= =======================


=======================================================================================================================
CONDENSED CONSOLIDATED  BALANCE SHEET DATA
===================================== ========================== ============================= ========================
                                      AS OF MARCH 31, 2006       AS OF MARCH 31, 2005          AS OF JUNE 30, 2005
===================================== ========================== ============================= ========================
CASH AND CASH EQUIVALENT              502,276                    58,981                        46,296
===================================== ========================== ============================= ========================
TOTAL ASSETS                          11,526,509                 179,603                       $11,506,829
===================================== ========================== ============================= ========================
WORKING CAPITAL DEFICIENCY            4,355,192                  411,946                       $4,355,829
===================================== ========================== ============================= ========================
CURRENT LIABILITIES                   5,790,265                  1,345,750                     4,745,792
===================================== ========================== ============================= ========================
TOTAL LIABILITIES                     9,255,198                  1,839,260                     7,356,638
===================================== ========================== ============================= ========================
STOCKHOLDERS' SURPLUS (DEFICIT)       2,271,311                  (1,427,314)                   4,150,191
===================================== ========================== ============================= ========================

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

We incurred net losses of $5,394,890 for the year ended June 30, 2005, $4,053,975 for the year ended December 31, 2004 and $4,577,764 for the year ended December 31, 2003. In addition, for the nine months ended March 31, 2006, we incurred a net loss of $2,955,356. We will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated April 11, 2006, our independent auditors stated that our financial statements for the year ended June 30, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of significant operating losses and working capital deficit. Our ability to continue as a going concern is subject to our ability to obtain additional capital and debt financing until our products are fully developed, manufactured and marketed and our operations ultimately achieve profitability. There can be no assurances that we will be able to successfully manufacture and market our products and become profitable.

OUR BUSINESS, AS WELL AS THE ENTIRE WATER SPORTS INDUSTRY, IS HIGHLY SEASONAL, WITH SEASONALITY VARYING IN DIFFERENT GEOGRAPHIC MARKETS. IN ADDITION, WEATHER CONDITIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Our business in the United States is highly seasonal, with seasonality varying in different geographic markets. However, our products are available worldwide. There is a cyclical component of our waters sports business. In addition, weather conditions may adversely impact our operating results. For example, drought conditions, reduced rainfall levels, and excessive rain may force water sports areas to close or be rendered dangerous or inconvenient, thereby curtailing customer demand for our products. In addition, unseasonably cool weather and prolonged winter conditions may lead to shorter selling seasons in certain locations. As a result of the foregoing and other factors, our operating results in some future quarters could be below the expectations of our investors.

THE ELECTRICITY USED TO POWER NACIO'S ENTERPRISE SERVER FACILITIES IS PROVIDED BY A SINGLE SOURCE SUPPLIER.

Nacio's enterprise server facilities are located at our executive offices at 1005 Terminal Way, Suite 110, Reno, Nevada, 89502. The electricity that powers the enterprise service facility is obtained from a single-source supplier, Pacific Gas & Electric. Nacio has available back-up power generators sufficient to continue to power their enterprise server facilities in the event of short-term power losses. However, if the supply of power to Nacio by Pacific Gas & Electric were delayed or curtailed, the ability of Nacio Systems, Inc. to provide services to its customers could be adversely affected.

WE COULD HAVE DIFFICULTY IN THE MANAGEMENT OF POTENTIAL GROWTH.

We anticipate that a period of significant expansion will be required to address potential growth in our customer base and market opportunities. This expansion will place a significant strain on our management, operational and financial resources. Our failure to manage growth effectively could have a material adverse effect on our business because we might be unable to meet purchase order demands from our customers, or maintain a level of inventory sufficient to support demand. This could cause us to lose customer relationships that would have an adverse affect on our results of operations and financial condition. In which case, our share price would be adversely affected.

IF  WE  CHOSE  TO  ACQUIRE  NEW  OR   COMPLEMENTARY   BUSINESSES,   SERVICES  OR
TECHNOLOGIES, WE MAY NOT BE ABLE TO COMPLETE THOSE ACQUISITIONS OR SUCCESSFULLY INTEGRATE THEM.

In the case of Nacio, in addition to organic growth to expand our operations and market presence, we intend to pursue a growth strategy driven by acquisitions and business combinations of complementary business, services or technologies or engage in other strategic alliances with third parties. Any such transactions would be accompanied by the risks commonly encountered in such transactions, including, among others, the difficulty of assimilating operations, technology and personnel of the combined companies, the potential disruption of our ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize our financial and strategic position through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls and policies and the impairment of relationships with existing employees and customers. We may not be successful in overcoming these risks or any other potential problems. Any acquisition may have a material adverse effect on our business if it any of the risks stated above materialize, and each of the risks stated above could bring about adverse operating results which would negatively impact our financial condition.

OUR SUCCESS DEPENDS, IN PART, ON OUR ABILITY TO MAKE SUCCESSFUL ACQUISITIONS AND TO INTEGRATE THE OPERATIONS OF ACQUIRED BUSINESSES INTO OUR BUSINESS.

Our success depends, in part, on our ability to make successful acquisitions and to integrate the operations of acquired businesses into our business. The difficulties of combining the operations of these businesses may include:

the challenge of effecting integration while carrying on the ongoing businesses;
the  necessity  of  coordinating  geographically  separate  organizations;   and
integrating personnel with diverse business backgrounds.

We may not be able to oversee the combined entity efficiently or to implement effectively our growth and operating strategies. To the extent that we successfully pursue our acquisition strategy, our resulting growth will place significant additional demands on our management and infrastructure. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of our or the acquired company's businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of operations could have an adverse effect on our business, financial condition or results of operations. Our failure to pursue successfully our acquisition strategies or operate effectively the combined entity could have a material adverse effect on our rate of growth and operating performance.

OUR OPERATIONS DEPEND UPON A NUMBER OF FACTORS RELATING TO OR AFFECTING CONSUMER SPENDING FOR LUXURY GOODS, SUCH AS RECREATIONAL ITEMS

Unfavorable local, regional, national, or global economic developments or uncertainties regarding future economic prospects could reduce consumer spending in the markets we serve and adversely affect our business. Consumer spending may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in the sale of luxury goods. We may be unable to become profitable during any period of adverse economic conditions or low consumer confidence.

WE FACE INTENSE COMPETITION.

We operate in a highly competitive environment. In addition to facing competition generally from businesses in the recreational sports arena, seeking to attract discretionary spending dollars, the water sports industry itself is highly fragmented and involves intense competition for customers and suitable retail locations, particularly on or near waterways. Competition increases during periods of stagnant industry growth.

We also face intense competition in our managed and hosting business sector, however we believe that we offer our customers additional and unique professional services, tailored to meet the needs of each client, which services are not typically provided by other information technology outsourcing businesses.

Several of our existing or potential competitors have substantially greater financial, technical and marketing resources than we do, which may enable them to:

o develop and expand their infrastructure and service offerings more quickly and achieve greater cost efficiencies;
o        invest in new technologies;
o        expand operations into new markets more rapidly;
o        devote greater resources to marketing;
o compete for acquisitions more effectively and complete acquisitions more easily; and
o aggressively price products and services and increase benefits in ways that we may not be able to match economically.

In order to compete effectively in our markets, we must target our potential clients carefully, continue to improve our efficiencies and the scope and quality of our services, and rely on our service quality, innovation, education and program clarity. If our competitive advantages are not compelling or sustainable, then we are unlikely to increase or sustain profits and our stock price could decline.

WE ARE HIGHLY DEPENDENT UPON TECHNOLOGY, AND OUR INABILITY TO KEEP UP WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY, OR OUR FAILURE OR INABILITY TO PROTECT AND MAINTAIN OUR EXISTING SYSTEMS, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

Our success depends in part on our ability to develop internet technology solutions that keep pace with continuing changes in the internet technology industry, evolving industry standards, and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. Our inability to effectively keep pace with continuing changes in the internet technology industry could have a material adverse effect on our business, financial condition, and results of operations.

Moreover, experienced computer programmers and hackers may be able to penetrate our network security, or that of our customers, and misappropriate our confidential information, create system disruptions, or cause shutdowns. As a result, we could incur significant expenses in addressing problems created by security breaches of our network. Moreover, we could lose existing or potential customers for information outsourcing services or other information technology solutions, or incur significant expenses in connection with our customers' system failures. In addition, sophisticated hardware and operating system software and applications that we produce or procure from third parties may contain defects in design and manufacture, including "bugs" and other problems that can unexpectedly interfere with the operation of our systems. The costs to eliminate or alleviate security problems, viruses, worms, and bugs could be significant, and the efforts to address these problems could result in interruptions, delays, or cessation of service.

Our operations are dependent upon our ability to protect our information databases against damages that may be caused by fire and other disasters, power failure, telecommunications failures, unauthorized intrusion, computer viruses, and other emergencies. The temporary or permanent loss of such systems could have a material adverse effect on our business, financial condition, and results of operations. Notwithstanding precautions we have taken to protect ourselves and our clients from events that could interrupt delivery of our services, there can be no assurance that a fire, natural disaster, human error, equipment malfunction or inadequacy, computer virus, firewall breach, or other event would not result in a prolonged interruption in our ability to provide support services to our clients. As we commence delivering services from an offshore location, the risks attendant to interruption of telecommunications increase. Any interruption to our data or voice telecommunications networks could have a material adverse effect on our business, financial condition, and our results of operations.

WE DEPEND ON KEY PERSONNEL

Our success depends to a significant extent upon the continued service of Leslie Handler, our President and Arthur N. Robins, our Chief Executive Officer. Loss of the services of Messrs. Handler and Robins could have a material adverse effect on our growth, revenues, and prospective business. We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense.

Nacio depends on key technical employees. If it is unable to retain or hire such key technical employees in the future, then its ability to improve and implement new systems could be adversely affected. Nacio's growth is expected to continue to place, significant demands on all aspects of its business including its management, financial, technical and administrative personnel and systems. Its future operating results will depend upon its ability to manage growth, including improving and implementing new systems and attracting, retaining, training, managing and motivating skilled employees, particularly technical personnel. There can be no assurance that a sufficient number of skilled employees will continue to be available to Nacio or that it will be successful in training, retaining and motivating current or future employees or that such employees will achieve expected levels of performance. In addition, as Nacio increase its product offerings and expand its target markets, there will be additional demands on its sales and marketing resources.

There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

IF WE ARE REQUIRED TO INCUR EXPENDITURES AS A RESULT OF INDEMNIFICATION OF OUR DIRECTORS, OFFICERS OR EMPLOYEES FOR ANY REASON OUR NET INCOME WILL DECREASE AS A RESULT OF INCREASE EXPENSES.

Our articles of incorporation include provisions to the effect that we may indemnify any director, officer, or employee. In addition, provisions of Nevada law provide for such indemnification. Any indemnification of directors, officer, or employees, could result in substantial expenditures being made by our company in covering any liability of such persons or in indemnifying them.

STOCKHOLDERS SHOULD NOT EXPECT DIVIDENDS.

We have not paid dividends or other distributions and do not intend to pay dividends or other distributions for the foreseeable future, and we intend to reinvest all of our earnings in the development of our business. In addition, we may enter into agreements with lenders or other financing parties that restrict or prohibit the payment of dividends or other distributions. Accordingly, no assurance can be given that we will pay any dividend or other distributions to the holders of our capital stock.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of July 24, 2006, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 29,815,789 shares of our Common Stock at 55% of the current market prices, and outstanding warrants or an obligation to issue warrants to purchase 3,500,000 shares of our Common Stock. In addition, the number of shares of our Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. We also had a $45,000 convertible note which may be converted at 90% of the current market price on the day prior to conclusion. All of the shares, including all warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Common Stock.

IF THERE IS AN EVENT OF DEFAULT, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES BECOME APPLICABLE, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Upon an event of default, the callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of
(i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the Mandatory Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) the Default Sum; or (ii) the Parity Value of the Default Sum to be repaid. The significant downward pressure on the price of our Class A Common Stock as the selling stockholder converts and sells material amounts could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our Common Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On November 29, 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $2,500,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 3,500,000 shares of our Common Stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

THE  CONTINUOUSLY   ADJUSTABLE  CONVERSION  PRICE  FEATURE  OF  OUR  CONVERTIBLE
DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The issuance of shares in connection with the exercise of the warrants and conversion of the convertible notes results in the issuance of shares at a discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.


RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.


OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- obtain financial information and investment experience objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants in the amount up to $1,750,000 and we received an aggregate of $2,500,000 in connection with the issuance of the convertible notes to the selling stockholder. We expect to use the proceeds received from the exercise of the warrants, if any, and from the sale of the 10,000,000 shares of common stock that we are registering to sell on a "best effort basis" for the purchase of equipment for our two subsidiaries including infrastructure up grades to Nacio, UPS batteries, Backup processing equipment, transmission lines, additional servers, and associate equipment; Aqua Xtremes, and its' wholly own subsidiary Xtreme Engines, require production equipment, which includes tooling for engines, injection molding, process equipment as in dynamometers, lappers, CNC multi station positioner, Grinders, Dyno-metric balance, Plasma guns, and a group of miscellaneous other equipment; and for general working capital purposes. We also might utilize a portion of the proceeds for unspecified acquisitions. We currently have no agreements to acquire any other entity.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "ECMH.OB".

Our common stock is quoted on the OTC Bulletin Board. The following table sets forth the range of high and low bid prices during each quarter for the year ended December 31, 2004, for the year ended December 31, 2005, and our new fiscal year end. The over-the- counter market quotations may reflect inter-dealer prices, without retail market-up, markdown or commission and may not represent actual transactions. The market information was obtained from Allstock.com (BigCharts) and from Standard & Poors Comstock.

                                        LOW               HIGH
                Q1-2004              $    0.02         $    0.05
                Q2-2004                   0.03              0.04
                Q3-2004                   0.02              0.03
                Q4-2004                   0.01              0.03

                Q1-2005              $    0.01         $    0.01
                Q2-2005                   0.50              3.35
                Q3-2005                     *                 *
                Q4-2005                   1.15              0.46

                Q1-2006              $    0.18         $    0.41
                Q2-2006                   0.12              0.28

* During this period, our common stock was not quoted on the OTC Bulletin Board. Quotations were posted only at PinkSheets.Com for which no historical quotations are available.

HOLDERS

As of July 25, 2006, there were 1052 shareholders of record for our common stock and a total of 28,820,035 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share of common stock on all matters to be voted on by the stockholders. There are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared by the board of directors out of funds legally available for dividends. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in the net assets remaining after payment in full of all liabilities, subject to the prior rights of preferred stock, if any, then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

We have never paid cash dividends on our common stock. The declaration and payment of dividends is within the discretion of our board of directors and will depend, among other factors, on earnings and debt service requirements as well as our operating and financial condition. At the present time, our anticipated working capital requirements are such that we intend to follow a policy of retaining earnings in order to finance the development of our business. Accordingly, we do not expect to pay a cash dividend within the foreseeable future.

The transfer agent of our common stock is OTR, Inc. 1000 SW Broadway, Suite 920, Portland, OR 97205.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2006:

     -   On an actual basis; and
     - On a pro forma basis to give effect to: (i) the sale of 10,000,000 shares of common stock offered in this prospectus at an assumed offering price of $.19 per share before deducting broker's commissions, if any, and estimated offering expenses; and (ii) the issuance of 26,315,789 shares issuable upon the conversion of an aggregate of $2,500,000 of outstanding callable secured Convertible notes, issuable simultaneous with or immediately after the effectiveness of this registration statement.


                                                           AS OF March 31st
                                                                2006



                                                       Actual        Pro Forma

Preferred stock, $0.001 par value;
200,000 shares authorized; 200,000 issued
and outstanding................................... $        200    $        200



Common stock, $0.001 par value; 500,000,000 shares
authorized and 18,842,459 shares
issued and outstanding respectively............... $     18,843    $     52,261
Common shares to be issued........................ $    703,927    $  8,703,927
Convertible promissory note and accrued interest.. $    107,140    $    101,140
                                                  --------------  --------------
Additional paid-in capital........................ $ 31,867,133    $ 37,189,981
Accumulated deficit............................... $(30,425,932)   $(28,579,797)
                                                  --------------  --------------
Total shareholder's equity........................ $  2,271,311    $ 17,467,512
                                                  --------------  --------------

                                    DILUTION

If you invest in our common stock, your interest will be diluted by the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 27, 2005 was $(3,240,531) or $(0.25) per share. Net tangible book value per share is equal to our tangible net assets, less total liabilities, divided by the number of shares of common stock outstanding as of April 4, 2006. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and our net tangible book value per share immediately after completion of this offering after giving pro forma effect to: (i) the sale of the 10,000,000 shares of common stock offered in this prospectus at an assumed offering price of $.19 per share; and (ii) the issuance of 26,315,789 shares issuable upon the conversion of an aggregate of $2,500,000 of outstanding callable secured convertible notes, and the exercise of 3,500,000 warrants which will be issued simultaneously with or immediately subsequent to the effectiveness of this registration statement. Our pro forma net tangible adjusted book value at December 27, 2005 would have been approximately $17,467,512 or $0.33 per pro forma share. This amount represents an immediate increase in net tangible book value of $0.08 per share to existing stockholders and an immediate dilution in net tangible book value of $0.00 per share to new investors in the offering. The following table illustrates this per share dilution:


Assumed initial cash offering price per share                         $     .19

Net tangible book value per share at March 31, 2005                   $     .08

Increase per share attributable to new investors                      $     .11

Pro Forma net tangible book value per share after
 this offering                                                        $     .19

Dilution per share to new investors                                   $     .00


                     SHARES PURCHASED         TOTAL CONSIDERATION         AVERAGE
                    NUMBER      PERCENT       AMOUNT      PERCENT     PRICE PER SHARE
                 ------------  ---------   ------------  ---------   -----------------
Existing
shareholders      28,820,035     42.0%      $6,340,407     42.3%           $0.22

Investors
converting
notes to
common stock      26,315,789     38.3%      $4,999,999     33.4%           $ .19

Warrant Exercise   3,500,000      5.1%      $1,750,000     11.7%           $ .50
New investors     10,000,000     14.6%      $1,900,000     12.6%           $ .19
                 ------------  ---------   ------------  ---------   -----------------
Total             31,378,319    100.0%     $18,743,789    100.0%           $0.60


The above table summarizes, as of March 31, 2005; after giving effect (for existing shareholders) to: (1) 26,315,789 shares issuable upon conversion at $.19 per share of an aggregate of $4,999,999 of our outstanding notes issued between April 2005 and July 2005, and (2) after giving effect (for new shareholders) to the sale of all 10,000,000 shares of our Class A common stock we are offering for sale at an assumed price of $.19 per share, the total number of shares of common stock outstanding, the total consideration paid, and the average price per share paid by existing stockholders and by new investors purchasing common stock from us in this offering, before deducting estimated offering expenses payable by us.

The discussion and above table also assume no exercise of warrants or stock options outstanding as of March 31, 2005. There were a total of 4,200,000 warrants and options to purchase 4,200,000 shares of Class A common stock at March 31, 2005.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward- looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

- discuss our future expectations;

- contain projections of our future results of operations or of our financial condition; and

- state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."


OVERVIEW

We were incorporated on March 25, 1985 under the name First Colonial Ventures, Ltd., as a business development company. On June 28, 1999 our shareholders voted to change the name of the Company to Nova Communications, Ltd,, change our state of incorporation from Utah to Nevada and change the nature of our business so as to cease to be a business development company. Effective January 27, 2006, Nova Communications Ltd. changed its name to Encompass Holdings, Inc.

OUR BUSINESS

We are in the business of acquiring ownership interests in developing companies in a wide range of industries and providing financing and managerial assistance to those companies. We seek to invest in companies that, in our opinion, have the reasonable potential for growth. Our objective is to achieve long-term growth. At the current time, we have two wholly-owned subsidiaries, Aqua Xtremes, Inc. which is in the business of manufacturing and marketing a personal watercraft and the rotary engine that drives the jet pump that propels the watercraft; and Nacio Systems, Inc., which is in the business of providing centralized information technology solutions to corporate clients.

All references to our business include Encompass Holdings, Inc. and all of our subsidiaries, on a consolidated basis.

Our operating strategies focus on the development of recreational water sports products and managing our high-speed Internet access and enterprise server facilities. We have begun selling distributorships for our recreational water sports products and expects to begin manufacturing and selling these products in 2006.

Management has also devoted substantial efforts in the operations of Nacio Systems, Inc. by pursuing aggressive cost cutting programs and eliminating unprofitable products. Revenues for Nacio Systems, Inc. consist of dedicated Internet access fees; hosting, co-location and enterprise service facility fees; sales of third party hardware and software; fees for systems and technical integration and administration; fees for power and server connection and connectivity services. Monthly service revenue related to Internet access, hosting, co-location and enterprise service facility.

Revenues for Interactive Holding Group, Inc., wholly owned subsidiary of Nacio Systems, Inc. consist of computer software compliance monitoring services and products.

Revenues for Aqua Xtremes, Inc. to date consist of the sale of dealerships.

On June 30, our Board of Directors approved the change of our fiscal year end from December 31 to June 30 for accounting and reporting purposes.

AQUA XTREMES, INC./ XTREME ENGINES, INC.

         Aqua Xtremes, Inc., a Nevada corporation, is the designer, manufacturer, and marketing company for revolutionary water sports equipment. One of its most notable products is the XBoardTM a jet-powered personal watercraft that redefines extreme water sports. XBoardsTM allow riders of all skill levels the ultimate experience and exhilaration of riding a personal watercraft. The XBoardTM design team has created a revolutionary watercraft that combines an innovative hull design and a powerful EPA conforming rotary engine. Aqua Xtremes is currently recruiting distributors and dealers.

         Xtreme Engines, Inc., a wholly-owned subsidiary of Aqua Xtremes, Inc., is refining the rotary engine to bring it into full compliance with today's EPA standards, while at the same time creating an engine that will utilize a variety of alternative fuels. The engine has been designed to power the XboardTM. It will also be sold separately to different manufacturers which will utilize it in the areas of water, sea and air applications, including co-generation.

NACIO SYSTEMS, INC.

         Nacio Systems, Inc., a Nevada corporation, provides centralized information technology solutions to corporate clients, supporting their business operations with applications such as e-commerce, content management, software auditing and customer relationship management (CRM). Companies need no longer install, maintain and support complex IT applications; Nacio Systems, Inc. hosts, manages and delivers mission critical IT infrastructure from its secure, high-availability Tier 1 network/data operating center in Northern California--reducing costs, mitigating risk, compressing deployment times and increasing reliability.

         Nacio Systems, Inc.'s Professional Services and Application Development groups provide customization services to ensure that the applications Nacio delivers are tailored to specific business needs and are successfully deployed across the customer's enterprise. In the face of increasing costs and the complexities of today's corporate applications, Nacio Systems's hosted application services helps companies stay focused on their core business by providing them cost-effective, low- maintenance ways to update their websites, manage their data and documents, leverage rapid application development and increase operational efficiency.

         Interactive Holding Group, Inc., a wholly-owned subsidiary of Nacio Systems, Inc. sells forensic software under the name "ATTEST Systems." Attest Systems has developed GASP, a software product that enables companies to discover the software and hardware assets deployed across their enterprise. Using GASP, companies can remotely audit every computer on the corporate network, and, using GASP's extensive reporting capabilities, compare the results against their owned licenses. This allows companies to control software license and maintenance costs, stay compliant with software license terms, inventory for disaster recovery planning and make informed IT purchasing decisions. Attest expects to release a new version of GASP, GASP V7.0 in the 3rd quarter of 2005.


RESULTS OF OPERATIONS

Year ended June 30, 2005 compared to the Year ended June 30, 2004:

                                       Years ended June 30:

                       2005            2004           Increase          %
                   -------------  -------------    -------------  -------------
Sales               $ 1,316,697        $ -          $ 1,316,697       100%

The increase in sales during the year ended June 30, 2005 over 2004 was attributable to the two factors: (1) the purchase of all of the operating assets and liabilities of Nacio Systems, Inc., a California corporation effective April 1, 2005, and (2) Aqua Xtremes began selling dealerships. Sales as a result of the purchase of the Nacio Systems, Inc. assets effective as of April 1, 2005 aggregated $977,478; sales attributable to Interactive Holding Group, Inc., purchased with Nacio Systems, Inc. aggregated $129,179; and sales of dealerships by Aqua Xtremes, Inc. aggregated $210,040.

                                       Years ended June 30:

                       2005            2004           Increase          %
                   -------------  -------------    -------------  -------------
Cost of sales       $   299,013    $         -      $   299,013       100%
                   =============  =============    =============  =============

The increase in the cost of sales during the year ended June 30, 2005 over 2004 was also attributable to the purchase of Nacio effective April 1, 2005. Cost of sales related entirely to Nacio's products.

                                                                      Years ended June 30:

                                                     2005            2004           Increase          %
                                                 -------------  -------------    -------------  -------------
Selling, general  and administrative costs:

Aqua Xtreme, Inc. and Encompass Holdings, Inc.    $ 4,261,365    $ 3,728,085      $   533,280        12%
Nacio Systems, Inc.                                 1,135,459              -        1,135,459       100%
Interactive Holding Group, Inc.                       208,965              -          208,965       100%
                                                 -------------  -------------    -------------  -------------
                                                  $ 5,605,789    $ 3,728,085      $ 1,877,704
                                                 =============  =============    =============

The increase in selling, general & administrative expenses of Encompass Holdings, Inc. consisted primarily of the write-off of advances during the year ended June 30, 2005 aggregating $723,506. The increase in selling, general & administrative expenses of Nacio Systems, Inc. & Interactive Holding Group, Inc. resulted from their acquisition effective April 1, 2005.

                                                     Years ended June 30:

                                     2005            2004           Increase          %
                                -------------  -------------    -------------  -------------

Research & development expenses  $   744,677    $         -      $   744,677        100%
                                =============  =============    =============  =============

Research & development expenses related entirely to the development of the Aqua Xtreme, Inc.'s recreational water sports products. The Company began developing those products in August 2004.

Nine months ended March 31, 2006 compared to the nine months ended March 31, 2005:

======================================================================================================================
                                                             Nine months ended March 31:
------------------------------- -------------------- ------------------------ -------------------- -------------------
                                       2006                   2005                 Increase                %
------------------------------- -------------------- ------------------------ -------------------- -------------------
Sales                               $3,491,956              $145,000              $3,346,956             2408%
------------------------------- -------------------- ------------------------ -------------------- -------------------
The increase in sales was  attributable to the two factors:  (1) the purchase of
NACIO effective April 1, 2005, and (2) Aqua began selling dealerships.
----------------------------------------------------------------------------------------------------------------------
                                                             Nine months ended March 31:
------------------------------- -------------------- ------------------------ -------------------- -------------------
                                       2006                   2005                 Increase                %
------------------------------- -------------------- ------------------------ -------------------- -------------------
Cost of sales                         838,565                   0                   838,565
------------------------------- -------------------- ------------------------ -------------------- -------------------
The increase in sales was  attributable to the purchase of NACIO effective April
1, 2005. Cost of sales related to NACIO's products.
----------------------------------------------------------------------------------------------------------------------
                                                             Nine months ended March 31:
------------------------------- -------------------- ------------------------ -------------------- -------------------
                                       2006                   2005                 Increase                %
------------------------------- -------------------- ------------------------ -------------------- -------------------
General   and   administrative      $ 4,953,900            $ 1,360,769            $ 3,593,131             364%
expenses
------------------------------- -------------------- ------------------------ -------------------- -------------------
The increase in selling, general & administrative expenses was attributed to two factors: (1) the purchase of NACIO effecting April 1, 2005, and (2) the issuance of common stock for services increased $ 289,339.
----------------------------------------------------------------------------------------------------------------------

FINANCIAL POSITION & LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2005 compared to June 30, 2004:

                                                               June 30:
                                                                                    Increase
                                                        2005            2004       (decrease)      %
                                                    -------------  -------------  -------------  ------
Total assets:

Aqua Xtreme,  Inc. and Nova  Communications Ltd.     $   401,114    $   981,506    $  (580,392)  (144)%
Nacio Systems, Inc.                                   10,763,652             -      10,763,652    100%
Interactive Holding Group, Inc.                          342,063             -         342,063    100%
                                                    -------------  -------------  -------------

                                                     $11,506,829    $   981,506    $10,525,323
                                                    =============  =============  =============

The Company's change in assets consist of the following. Effective December 31, 2004, the Company divested the common stock of Kadfield resulting in the disposal of an aggregate of $254,467. In August 2004, the Company ceased advancing an outside company funds to develop recreational water sports products and wrote-off an aggregate of $723,506. The increase in assets of Nacio & IHG resulted from their acquisition effective April 1, 2005.

As of March 31, 2006 compared to June 30, 2005:

----------------------------------- ---------------------- ------------------ ------------------------ ---------------
                                       March 31, 2006        June 30, 2005          (increase)               %
----------------------------------- ---------------------- ------------------ ------------------------ ---------------
Accounts receivable, net                  $ 423,063            $ 401,415            $ (22,048)             (5.4)%
----------------------------------- ---------------------- ------------------ ------------------------ ---------------
The increase in accounts receivable was attributed to __________________________.
----------------------------------------------------------------------------------------------------------------------


CRITICAL ACCOUNTING POLICIES

As required by Rule 13a-15 under the Exchange Act, within the ninety days prior to the filing date of this report, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. This evaluation was carried out under the supervision and with the participation of our management, including our President and Chief Executive Officer. Based upon that evaluation, we concluded that our disclosure controls and procedures are effective. There have been no significant changes in our internal controls subsequent to the date we carried out our evaluation.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including the Company's Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of these financial statements requires our company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to revenue recognition and concentration of credit risk. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

BUSINESS

OVERVIEW

We were incorporated on March 25, 1985 under the name First Colonial Ventures, Ltd., as a business development company. On June 28, 1999 our shareholders voted to change the name of the Company to Nova Communications, Ltd, change our state of incorporation from Utah to Nevada and change the nature of our business so as to cease to be a business development company. Effective January 27, 2006, Nova Communications Ltd. changed its name to Encompass Holdings, Inc.

OUR BUSINESS

We are in the business of acquiring ownership interests in developing companies in a wide range of industries and providing financing and managerial assistance to those companies. We seek to invest in companies that, in our opinion, have the reasonable potential for growth. Our objective is to achieve long-term growth. We owned 51% percent of AquaXtremes, Inc. Effective May 9, 2005, we acquired the remaining 49% of AquaXtremes, Inc. from Arthur N. Robins, our Chief Executive Officer. Our wholly owned subsidiary, Aqua Xtremes, Inc., is in the business of designing, manufacturing and marketing revolutionary water sports equipment. Aqua Xtremes, Inc. wholly-owned subsidiary, Xtreme Engines, Inc. designs and produces the Xtreme engines.

On April 1, 2005, we completed the acquisition of the assets of Nacio Systems, Inc, based in Novato, California, through our wholly- owned subsidiary Nacio Systems, Inc., a newly-formed Nevada corporation.


AQUA XTREMES, INC.

Aqua Xtremes, Inc, designs, manufacturers, and markets revolutionary water sports equipment. One of its most notable products is the Xboard(TM) a jet-powered personal watercraft that redefines extreme watersports. Xboards(TM) allow riders of all skill levels to experience the exhilaration of riding a personal watercraft. The Xboard(TM) design team has created a revolutionary watercraft that combines an innovative hull design and a powerful EPA conforming rotary engine. Aqua Xtremes is currently recruiting distributors and dealers. Management believes that the Xboard(TM) is the first in a line of breakout recreational vehicles.

Xtreme Engines, Inc., a wholly-owned subsidiary of Aqua Xtremes, was created to design and produce the Xtreme engines which will be utilized not only in the Xboard(TM) but in a wide variety of industries. Xtreme Engines features a rotary configuration, which is similar to that of a 4 stroke engine, except it is done in one stroke. Xtreme Engines is also working on a natural / propane gas engine, which is being designed and tested as a "Green Engine." In addition, Xtreme Engines has begun a program to refine the research developed by Curtis-Wright & John Deere couples with today's technology. Encompass Holdings, Inc. is in the process of acquiring a 51 % ownership of Rotary Engine Inc. The Letter of Intent was signed in August 2005. The finalization of the transaction should be completed in January 2006 or February 2006. The R&D of Aqua Xtremes, and REI will be housed in West Palm Beach, this will be accomplished in the beginning of December 2005. This will allow the sharing, and develop a variety of engines which feature different sizes, horse power, and will have the ability operate a multitude of different fuels. Each of the engines is being designed and developed to exceed not only today's standards but the proposed standards which will take effect in future.


NACIO SYSTEMS, INC.

Nacio Systems, Inc. provides centralized information technology solutions to corporate clients, supporting their business operations with applications such as e-commerce, content management, software auditing and customer relationship management (CRM). Companies need no longer install, maintain and support complex IT applications. Nacio hosts, manages and delivers mission critical IT infrastructure from its secure, high-availability Tier 1 network/data operating center in Northern California--reducing costs, mitigating risk, compressing deployment times and increasing reliability.

Nacio's Professional Services and Application Development groups provide customization services to ensure that the applications Nacio delivers are tailored to specific business needs successfully deployed across the customer's enterprise. In the face of increasing costs and the complexities of today's corporate applications, Nacio Systems' hosted application services helps companies stay focused on their core business by providing them cost-effective, low-maintenance ways to update their websites, manage their data and documents, leverage rapid application development and increase operational efficiency.

Interactive Holding Group, Inc., a wholly-owned subsidiary of Nacio Systems, Inc. sells forensic software under the name "ATTEST Systems." Attest Systems has developed GASP, a software product that enables companies to discover the software and hardware assets deployed across their enterprise. Using GASP, companies can remotely audit every computer on the corporate network, and, using GASP's extensive reporting capabilities, compare the results against their owned licenses. This allows companies to control software license and maintenance costs, stay compliant with software license terms, inventory for disaster recovery planning and make informed IT purchasing decisions. Attest will release a new version of GASP, GASP V7.0 in the fourth quarter of 2005.

For almost 10 years, Nacio has been creating powerful applications that blend friendly, easy-to-use interfaces, smart database design and rapid application development to connect businesses with their digital assets in productive and profitable ways. Nacio develops and supports the systems on which vital aspects of its clients' businesses run and serves as a trusted extension of their business operations. Organizations can derive considerable benefits from moving their core business processes online. Nacio's knowledge, experience and imagination helps companies find solutions to their business needs to increase operational efficiency, acquire, serve and retain customers, and generate revenue and shareholder value.

Management believes that the Sarbannes-Oxley, Act OF 2002 Public Law 107-204, will have a tremendous impact in boasting revenue for Nacio, as publicly traded companies phase into this new requirement. Nacio has implemented the necessary programs, which include; reporting, storage and compliances that its corporate clients are required to perform and report.

Nacio services are delivered across four inter-related centers of excellence:

         Enterprise-level hosting, connectivity and network support Strategic e-business planning and analysis
         Online application and solutions development
         Interactive business services and management

Nacio provides business with network-based computing and communication services on an outsourced basis. Nacio offers a comprehensive line of "best-of-breed" products, and have developed unique tools and methodologies for their deployment, management, and support. Management believes that it is these products, tools, and methodologies that give NACIO a competitive edge in the managed hosting and outsourcing market.

Nacio's  multi-disciplinary  staff  of  engineers  (specialists  in  networking, systems integration, and software) assist businesses through design and deployment, selecting the right components, and performing final integration, testing, and ongoing support. NACIO does not employ third-party companies for fulfillment. Nacio designs, deploys, supports, and provides its own maintenance to customers without utilizing third parties.

Some individual "netsourcing" products solve basic business problems for customers, such as Internet connectivity, single-site web hosting, or outsourced email. However, most customers have more complex requirements that involve multiple web, application, and database servers; unique security requirements; special storage needs; and other ancillary products and services. For this reason, NACIO employs a modular approach to building solutions for businesses creating unique systems from combinations of standard products and product "kits" that have been pre-engineered and which is repeatedly deploy for other customers. This avoids having to create "one-off" systems. This methodology, along with the deployment tools Nacio has created to support it, allows Nacio to offer businesses more value than other providers.

Nacio's "netsourcing" products include Managed Hosting, Colocation Services, Managed Network Services, Managed Data Security, Managed Storage and Backup Services, and Managed Application Services. Nacio is able to offer business value and flexibility because Nacio has built a comprehensive set of modular, "building block" products that can be used singularly, or in combination, to create solutions to application requirements ranging from simple to complex.

Managed Hosting Services

NACIO offers a range of dedicated and shared hosting services designed to meet the needs of different customers and applications. For maximum flexibility, NACIO Managed Servers can be combined with our customers servers located in the Colocation area of the Netsource Center on a private, secure Virtual Local Area Network (VLAN).

Colocation Services

 NACIO PowerColo: NACIO's PowerColo colocation service is available in its state of the art, N+2 fault-tolerant Netsource Center. This service is ideal for customers who have an existing hardware investment they want to preserve, or have special hosting requirements. Colocation cabinets and caged space are available in a variety of configurations. All include secured space for our customers equipment with 24x7 key access, 100% fault-tolerant power, network access and 24x7 "remote hands and eyes" service from our facility staff.

Nacion Managed Services for PowerColo:

PowerColo users must provide their own server hardware, software and support, but NACIO does offers a range of value-added, managed services to colocation customers, including managed routers, basic and advanced managed firewall, server load balancing, robotic backup, and 24x7 monitoring.

Managed Network Services

Nacio offers business-grade, fully managed Internet access and network connectivity. We manage these services for our customers on a 24x7 basis, including monitoring of the customer-premise equipment (e.g., routers), network circuits, and end-to-end quality of service. Nacio is an authorized Pacific Bell/SBC Agent and a WilTel Communications Partner. We also maintain relationships with other major network providers including Sprint, WorldCom and Qwest.

Managed Data Security

Data security is an essential ingredient in all information and network systems. Both publicly and privately-accessible systems require protection from hackers, cyber-terrorists, and internal security threats.

Nacio's Managed Data Security products include the following:

Nacio Managed Firewall Services:

Nacio's Basic Firewall Service provides an economical yet powerful safeguard against most types of unauthorized access, while its Advanced Firewall Service offers a higher level of protection with ICSA certification. All Managed Firewall Services are available to both Dedicated Managed Server and Colocation customers.

Nacio Network Intrusion Detection Service:

This service facilitates the detection and blocking of known vulnerabilities that could compromise your data and affect the reliable operation of your systems. Combined with our Advanced Managed Firewall Service, it forms the basis of a complete managed security solution.

Managed Storage and Backup

Storage requirements are growing at a rapid rate, driven by applications such as document management, streaming media, medical imaging, and data warehousing. All servers and workstations require data backup as a remedy for hardware failure, natural disasters, or human error.

Nacio offers a range of storage and backup products to meet these needs:

         Nacio Robotic Backup: Fully automated, robotic tape backup with capacities in the hundreds of terabytes.

         Nacio Dedicated Storage Array: A flexible storage product based on best-of-breed Storage Area Network (SAN) and fibre-channel technology with capacities up to 15 terabytes and fault-tolerant operation. Applications for the Nacio Dedicated Storage Array include fault-tolerant database and file server clusters, web server farms and streaming media servers.

         TeraSafe(TM)DV (Digital Vault) for Off-Site Data Protection: Simple, secure, automated service to protect your valuable data with off-site electronic vaulting for backup, archival storage, and disaster recovery. This affordable service can be easily integrated into your network and can work with your existing backup software. Data is available instantly via a secure web site.

         TeraSafe(TM) NAS(Network Attached Storage): Powerful yet affordable managed storage service available to customers with Nacio Dedicated Manager Servers or with equipment colocated at Nacio. Storage capacity starts at 10 GB, scalable to 10 terabytes and beyond.

         Internet File Management (IFM) Service: Control document proliferation and dramatically lower your operating costs by storing all your files in a secure, central location where they can be accessed from any computer connected to the internet.

Managed Application Services

Nacio hosts specialized and general-purpose applications on an outsourced basis for its customers. Our current Application Services include the following:

         Nacio email: Sold in blocks of 10 accounts, Nacio eMail features support for virtually all POP3/SMTP mail clients and browser-based email access and administration.

         Nacio ClusterMail: Nacio ClusterMail is a highly-scalable, standards-based outsourced email hosting service that can support up to 4 million mailboxes. It features a fault-tolerant, multi-server architecture, browser-based administration, and support for all popular mail protocols. Nacio ClusterMail is based on the award-winning CommunigatePro email server.

         Spam and Virus Filtering Service: Stop spam and virus attacks before they reach your inbox. This service quarantines suspicious email before it reaches your email servers. Users have secure, web-based access to review suspicious messages and flexible filter setting to meet individual needs.

         Internet File Management (IFM) Service: Control document proliferation and dramatically lower your operating costs by storing all your files in a secure, central location where they can be accessed from any computer connected to the internet.

         Nacio Managed DNS Hosting: Everyone needs DNS (Domain Name Service) and Nacio provides a commercial-grade DNS hosting service with multiple servers for fault-tolerant operation, and offers a range of value-added services to go with it (domain registration, etc.).

COMPETITION

Management believes that its XBoard is unique. Currently there are no similar products available on the market. Management however, believes that manufacturers such as Kawasaki will likely be interested in penetrating this segment of the market.

Nacio faces competition from other internet outsourcing companies such as AT&T, EDF, MCI, Sprint, and then you have very low end Co-locations service providers on the internet such as Sonic, and Raging Wire. Management believes however, because of the unique and individualized bundled services which are provided by Nacio, Nacio will dominate its competitors.


MARKETING

We have identified four core segments that our marketing, tactical messaging and communications activity as well as media and advertising budgets will target for awareness, registration, conversion and acquisition.

Investor/Distributors

Our distributors will invest $50,00 to purchase common stock of Aqua Xtremes along with an eight-mile exclusive distribution territory. We will recruit potential distributors from the investment community and not necessarily from the recreations water sports industry. We will use existing dealer market segment to assist with identifying potential investor/distributors within their business and social community.

Dealers

Our marketing program targets existing marine and personal watercraft dealers to become authorized Xboard/Aqua Xtremes dealers. We will target and offer them an incentive based program such as offering them a free Xboard after placing 10 or more boards and assisting Aqua Xtremes in recruiting distributor/investors.

Resorts

We intend to generate customer awareness and demand for the Xboard by recruiting resorts and cruise lines to buy or lease Xboards and offer them as a new and exciting "one-of-a-kind" experience for thrill seekers on vacation. Management hopes that after trying the Xboard they will return from vacation and seek out a dealer to purchase their own Xboard.

Direct to Customer

We project that it will take up to eighteen months to create our nationally covered network of distributors and dealers. During that time, management intends to launch an aggressive direct to consumer marketing, advertising and sales program. Our e-commerce website creates a platform for messaging, awareness, conversion and selling Xboards via the direct channel. There will be incentives for consumers to "tell a friend," by offering XBoard give away contests for submitting ten or more qualified emails of friends who might also be interested in purchasing the Xboard.

RESEARCH AND DEVELOPMENT

We currently have a number of products that are currently in the research and development stage and/or prototype developmental stage, including:

         Ultra Light Plane
         Powered Power Sailing
         ATV's
         Snowmobiles
         Ambtions ATV
         Motorcycles
         Aqua Cycles

         Powered Catamarans
         Jet powered Pontoon Boats
         Zodiac or like Inflatable boats
         Electric generators that would run on gas, propane or diesel Electric Battery Jet Ski

EMPLOYEES
AquaXtremes do not currently have any employees. Nacio has a total of 30 employees, 24 of which provide technical services and 6 of which provide administrative/managerial services.


DESCRIPTION OF PROPERTIES

Our principal executive and administrative offices are located at 1005 Terminal Way, Suite 110, Reno Nevada and our telephone number is (775) 324-8531. Our principal executive and administrative offices are located at 1005 Terminal Way, Suite 110, Reno, Nevada. We have contracted with Nacio Systems, Inc. to provide us with services such as computing power, website maintenance and other professional services on an as-needed basis. This arrangement has allowed both companies to minimize overhead expenses and has enabled their respective executives and consultants access, in real time, to the engineering and administrative data that they require to carry out their respective responsibilities.

Nacio operates out its state-of-the-art Netsource Center facility. The Netsource Center includes 15,000 square feet of raised floor space in a 28,000 square foot building. The Novato campus, where the Netsource Center is located, totals over 35,000 square feet and also includes the Corporate Headquarters, the Client Services Center (24 x 7 network operations and support), and Nacio Labs (our Research and Development group). We lease this space at an annual rent of $ 540,000.

Management believes that our office space will be adequate for our current operating needs and continued near term growth.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently aware of the following legal proceedings or claims.

         Encompass Holdings, Inc. and Arthur Robins v. Powerski International, Robert E. Montgomery, and Does 1-10, Case # OSCC)4761 pending in the California Superior Court, County of Orange. The complaint alleges breach of contract, fraud and false advertising in connection sums advanced to Powerski. The complaint seeks rescission of contract and the return of $916,000 advanced by Encompass Holdings, Inc. to Powerski; return of $116,000 advanced by Robins; interest on the advances; punitive damages; costs; and attorney fees.

         Nacio Systems, Inc. v. Nacio Investment Group, LLC ("NIG"); Frank Ehret; David Lyons; and Does 1-10; NIG v. Nacio Systems, Inc., a California corporation and Nacio Systems, Inc., a Nevada corporation ; and Encompass Holdings, Inc. Case # CV 052533 pending in the California Superior Court, County of Marin. Relief sought in cross-complaint against Encompass Holdings, Inc.
involves rescission of any transaction by which Encompass Holdings, Inc. acquires or acquired any assets from Nacio Systems, Inc. and recovery of any proceeds from the disposition of those assets. NIG alleges that Encompass Holdings, Inc. has engaged in a fraudulent conveyance with Nacio Systems, Inc. in violation of California Civil Code 3439.04. NIG claims it is entitled to rescission of the conveyance and recovery of any proceeds received by Encompass Holdings, Inc. from any disposition of those assets.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following  persons  constitute all of the Company's  Executive  Officers and
Directors:



NAME                      AGE        POSITION
-------------------      ------      ----------------------------------
Leslie I. Handler          67        President, Director
Arthur N. Robins           54        Chief Executive Officer, Director
James F. Abel, III         44        Corporate Secretary, Director
Greg K. Hoggatt            48        Director


Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

LESLIE I. HANDLER has been a director since August 1991 and has served as Corporate Secretary. From 1988 to 1992, Mr. Handler was president of Far West Commercial Finance, a subsidiary of Far West Federal Bank, Portland, Oregon. Since 1993, Mr. Handler has been a consultant to various companies in the banking industry.

ARTHUR N. ROBINS has been retired since 2000. He came of out of retirement to become our Chief Executive Officer in January 2005. Prior to his retirement, Mr. Robins was Owner and Chief Executive Officer of several companies simultaneously, which were in manufacturing of recycled plastics. Mr. Robins was instrumental in successfully establishing several start up divisions and companies, including, (i) Albert Industries from 1972 through 1981, Started-Special Projects (Nuclear Power, Petro-Chemical, Chemical, Oil and Oil Patch,
(ii)Tubeline Corp. where Mr. Robins served as Executive VP, from 1981 through 1984; (iii) Imported Material PPC which had revenues of28M in its first year;
(iv)Things `N' Swings 1984 through 1987; (v)ANR Enterprises from 1987through 1997 is engaged in Swing manufacturing, cabinets, commercial and residence construction companies,(vi) Wood Kingdom, Retail, and entertainment, from 1988through 1997; (vii)Beyond Natural Wood, from 1992 through 1997 which is engaged in the business of recycled plastic lumber, and fabrication;
(vii)Service Coordinators of America, from 1991through 1997, IP, services and ADA coordination; (viii) Fastruck, from 1997through 2000.

JAMES F. ABEL, III has been one of our Directors since February 2005. Mr. Abel was the President of The Hines Group, Inc. from 1998 through March 2004, a precision custom metal stamping company with headquarters in Owensboro, Kentucky. Mr. Abel is now retired.

GREG K. HOGGATT has been one of our Directors since February 2005. Mr. Hoggatt is a captain for Delta Airlines since 1987.

The Company's Bylaws currently authorize up to seven directors. Each director is elected for one year at the annual meeting of stockholders and serves until the next annual meeting or until a successor is duly elected and qualified. Executive officers serve at the discretion of our board of directors. There are no family relationships among any of the directors and executive officers.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding

10% or more of our common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3(d) during fiscal 2004, and certain written representations from executive officers and directors, we are unaware that any required reports that have not been timely filed.

CODE OF ETHICS

Effective January 1, 2004, the Board of Directors adopted a Code of Ethics for Senior Financial Officers. The Code of Ethics was adopted pursuant to the requirements of the Sarbanes- Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission thereunder. A copy of the Code of Ethics will be made available upon request at no charge. Requests should be directed in writing to the Company at 1005 Terminal Way, Suite 110, Reno, Nevada 89502-2179.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not currently have any committees of the Board of Directors.


EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending June 30, 2005, and December 31 2004 and 2003 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE
                           --------------------------

     NAME AND                              ANNUAL
PRINCIPAL POSITION         YEAR         COMPENSATION         LONG TERM COMPENSATION
                                     SALARY        Bonus
-----------------------   ------   ------------   -------   ------------------------
Arthur N. Robins (1)       2005     $  240,000
CEO

Leslie I. Handler          2005     $        0
President                  2004     $        0
                           2003     $        0

Kenneth D. Owen (2)        2005     $        0
Former President/CEO       2004     $        0                    320,000 shares
                           2003     $  180,000                    810,000 shares

(1) Mr. Robins' compensation is unpaid at this time and is being accrued.
(2) In April 2003, Mr. Owen was issued 72,000,000 shares of the Company's common stock pursuant to a registration statement on Form S-8. On December 2, 2003, Mr. Owen was issued an additional 5,000,000 shares of the Company's common stock pursuant to a registration statement on Form S-8 plus 4,000,000 shares of common stock, the latter being restricted securities under the Securities Act of 1933. All of the 81,000,000 shares were issued to Mr. Owen in lieu of $360,000 of accrued but unpaid compensation for 2002 and 2001. Mr. Owen has since disposed of virtually all of those shares in open market and private resale transactions.

EMPLOYMENT CONTRACT

We have not entered into an employment agreement with any of our executive officers or directors.

OTHER COMPENSATION

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2004 provided for or contributed to by our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater shareholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

Effective May 9, 2005, we acquired the remaining 49% of the issued and outstanding common stock of AquaXtremes, Inc., which we did not own, resulting in the latter becoming our wholly-owned subsidiary. The shares were acquired from Arthur N. Robins, our Chief Executive Officer and a director. In consideration of the transfer by Mr. Robins, we issued to Mr. Robins 100,000 shares of our Series "B" Preferred Stock, which constituted the majority voting power of the registrant. In addition, we issued to Mr. Robins a Subordinated Convertible Non-Negotiable Promissory Note in the principal amount of $100,000. The principal and interest balance of the Note will be repaid solely from the conversion of the Note into 40,000,000 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 28, 2005, the number and percentage of outstanding shares of common stock which, according to the information supplied to us, were beneficially owned by (i) each current director, (ii) each current executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws (where applicable).


                                                      AMOUNT OF
                      NAME AND ADDRESS OF            BENEFICIAL       PERCENT OF
TITLE OF CLASS         BENEFICIAL OWNER              OWNERSHIP(1)      CLASS (2)
-------------------   ---------------------------   ---------------   ----------
Common Stock          Leslie I. Handler
                      382 Running Springs Dr.
                      Palm Desert, CA 92276

Common Stock          Arthur N. Robins
                      362 Gulf Breeze Pkwy, #130      500,000 (4)        4.0%
                      Gulf Breeze, FL 32561

Common Stock          James F. Abel, III

                      3 Hilltop Rd.
                      Owensboro, KY 42303

Common Stock          Greg  K. Hoggatt
                      333 Panferio Dr.
                      Pensacola, FL 32561


* Less than one percent

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable or convertible within 60 days of December 31 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 12,445,907 shares of common stock outstanding as of December 28, 2005.

(3) Does not include 31,319 shares held by Mr. Handler's wife as to which Mr. Handler has neither voting nor investment control and for which he disclaims beneficial ownership.

(4) Does not include 100,000 shares of Series B preferred stock which is convertible into 40,000,000 shares of Common Stock.


DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

We are authorized to issue up to 500,000,000 shares of Common Stock, par value $.001. As of July 25, 2006, there were 28,820,035 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We have engaged OTR, Inc., 1000 SW Broadway, Suite 920, Portland, OR 97205, as independent transfer agent or registrar.

PREFERRED STOCK

We are authorized to issue up to 200,000 shares of Preferred Stock, par value $.001. Our preferred stock may be voting or have other rights and preferences as determined from time to time by our Board of Directors. In December 2004, 100,000 authorized preferred shares were designated as Series "A". On December 31, 2004, our Board of Directors agreed to exchange payables to a related party aggregating $363,151 for 100,000 shares of our Series "A" preferred stock. On January 17, 2005, our Board of Directors amended the rights of our 100,000 Series "A" preferred stock to be convertible, at our option, into 1,000,000 shares of our common stock. Also on January 17, 2005, the Board of Directors of the Company increased the authorized preferred shares to 200,000.

We have reserved 1,000,000 shares of our common stock to be issued in the event of conversion of its Series "A" preferred stock.

In June 2005, our Board of Directors designated 100,000 shares of its preferred stock as Series "B". It was further resolved that the Series "B" preferred stock be entitled to dividends in the same manner as holders of common stock be entitled to vote on all matters at 250 votes per share as a single class of shareholder and be entitled to liquidation preferences in the same manner as holders of common stock. We issued 100,000 shares of our Series "B" preferred stock to Art Robins, as consideration to Mr. Robins in connection with our acquisition of 49% of the issued and outstanding common stock of AquaXtremes, Inc.



INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately-negotiated transactions;

- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

- through the writing of options on the shares

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- that a broker or dealer approve a person's account for transactions in penny stocks; and

- the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

- obtain financial information and investment experience objectives of the person; and

- make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

- sets forth the basis on which the broker or dealer made the suitability determination; and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

         We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

         The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

         Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

         For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

         As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name                                               Number of Shares                                 Number of Shares
                                                   Beneficially Owned                              Beneficially Owned
                                                   Prior to Offering    Number of Shares Offered   After the Offering
------------------------------------------------   ------------------   ------------------------   ------------------
AJW Partners, LLC (2)(3)                                 3,279,737            3,279,737                        0
AJW Offshore, Ltd. (2)(3)                               16,100,526           16,100,526                        0
AJW Qualified Partners, LLC (2)(3)                       9,839,210            9,839,210                        0
New  Millenium  Capital  Partners II, LLC (2)(3)           596,316              596,316                        0


(1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2) The actual number of shares of Class A Common Stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Partners, LLC intends to transfer shares to certain of its affiliates. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd. and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.

(4) We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


PLAN OF DISTRIBUTION

This prospectus relates to the sale of up to 10,000,000 shares of our common stock that is being offered for cash directly for our account.

We intend to sell our common stock during the 90 day period following the date of this prospectus at a fixed price between $0.15 and $0.50 per share. There is no minimum number of shares that must be sold by us during the 90 day selling period, and none of the proceeds will be placed in escrow, trust or any similar account.

We may engage a registered broker-dealer to act as our placement agent on a "best efforts, all or none" basis. We will indemnify any such placement agent from certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the placement agent may be required to make in respect thereof.

Our offering will be "self-underwritten" in that 10,000,000 shares of our common stock may be sold on a "best efforts, all or none" basis by certain of our employees, officers or directors, except as otherwise provided herein. No assurance, however, can be given that we will sell such shares.

We are relying upon Rule 3a4-1 of the Securities Act of 1933, as amended, to not deem such persons associated with us as brokers. None of such persons are registered broker-dealers or affiliates of broker-dealers, and in the event and to the extent that members of our management sell shares, no commissions or other remuneration based either directly or indirectly on transactions in securities will be paid to such persons. In addition, such persons conduct their selling activity in accordance with paragraph (a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1.

Our management have set the offering price range for the new shares to be issued as part of this offering largely based upon the anticipated cash needs of our company over the next 18 months. Additional factors considered when determining the offering price of our shares in this offering are the lack of liquidity in the shares, and the high level of risk considering our history of losses. See "Risk Factors."

This prospectus also related to the resale of up to 29,815,789 additional shares, including : (i) 3,500,000 shares that are issued or issuable upon the exercise of warrants; and (ii) 26,315,789 shares of our common stock issuable upon the conversion of certain convertible promissory notes that are held by certain selling shareholders identified in this prospectus.

The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o    short sales after this registration statement becomes effective;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    through the writing of options on the shares;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the common stock has been passed upon by Gersten Savage LLP, New York, New York.

EXPERTS

Timothy L. Steers, CPA, LLC, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2005 and 2004 and for the year then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION


We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                            ENCOMPASS HOLDINGS, INC.

                                TABLE OF CONTENTS



                                                                            Page


Consolidated Financial Statements - March 31, 2006                           F-1

   Consolidated Unaudited Balance sheets as of March 31, 2006
   and June 30, 2005                                                         F-1

   Consolidated Unaudited Statements of Operations for the Quarters
   ended March 31, 2006 and 2005                                             F-2

   Consolidated Unaudited Statement of Cash Flows for the Quarters
   ended March 31, 2006 and 2005                                             F-3

   Notes to Consolidated Financial Statements                                F-5

Report of Independent Registered Public Accounting Firm                     F-10

Consolidated Financial Statements:

   Balance sheets                                                           F-11

   Statements of operations                                                 F-13

   Statements of comprehensive loss                                         F-14

   Statements of stockholders' equity (deficit)                             F-15

   Statements of cash flows                                                 F-17

   Notes to consolidated financial statements                               F-18

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

                      Condensed Consolidated Balance Sheets

                                                                              March 31,           June 30,
                                                                               2006                 2005
                                                                         ------------------   ------------------
                                                Assets
Current assets:
   Cash                                                                    $       502,276      $        46,296
   Accounts receivable,
   less allowance for uncollectible accounts                                       423,063              401,415
   Receivable from related party                                                         -               67,603
   Prepaid expenses                                                                509,734              326,344
   Other current assets                                                                  -               82,509
                                                                         ------------------   ------------------
     Total current assets                                                        1,435,073              924,167

Equipment, net                                                                   9,597,891           10,107,551

Other assets:
   Note receivable                                                                  85,240              147,036
   Deposits & other                                                                324,596              325,075
   Other assets                                                                     83,709                3,000
                                                                         ------------------   ------------------
     Total other assets                                                            493,545              475,111
                                                                         ------------------   ------------------

                                                                           $    11,526,509      $    11,506,829
                                                                         ==================   ==================

                                Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                                        $     1,337,679      $     1,185,731
   Accrued liabilities & other                                                   1,243,138              899,569
   Unearned revenue                                                                536,609              521,027
   Long-term debt due within one year                                            2,463,780            1,858,257
   Notes payable and accrued interest subject to conversion
     Into an indeterminable number of shares of common stock                        90,436              163,459
   Derivative liabilities                                                          118,623              117,749
                                                                         ------------------   ------------------
     Total current liabilities                                                   5,790,265            4,745,792

Long-term debt to related parties                                                  106,756              241,152
Long-term debt                                                                   3,358,177            2,369,694


Net capital deficiency:
   Preferred stock; $.001 par value; authorized 200,000
    shares; outstanding 200,000 shares                                                 200                  200
   Common stock; $.001 par value; authorized 500,000,000 shares;
    issued and outstanding 18,842,459 shares
    (6,001,332 shares at June 30, 2005)                                             18,843                6,001
   Common stock to be issued                                                       703,927            8,703,927
   Convertible promissory note and accrued interest                                107,140              101,140
   Additional paid in capital                                                   31,867,133           22,809,499
   Retained deficit                                                            (30,425,932)         (27,470,576)
                                                                         ------------------   ------------------
     Total stockholders' equity                                                  2,271,311            4,150,191
                                                                         ------------------   ------------------

                                                                           $    11,526,509      $    11,506,829
                                                                         ==================   ==================

                             See accompanying notes.

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

                 Condensed Consolidated Statements of Operations

                                                Three months ended                      Nine months ended
                                                     March 31                               March 31
                                      -----------------------------------   -----------------------------------
                                             2006             2005                 2006              2005
                                      ----------------  -----------------   -----------------  ----------------
Revenues                               $    1,175,582    $       145,000     $     3,491,956    $      145,000
Cost of goods sold                            296,381                  -             838,565                 -
                                      ----------------  -----------------   -----------------  ----------------
Gross profit                                  879,201            145,000           2,653,391           145,000
Operating expenses:
   Selling, General & administrative        1,680,356            341,564           4,953,900         1,360,769
   Research & development                      41,480              3,254             500,053         1,212,959
                                      ----------------  -----------------   -----------------  ----------------
                                            1,721,836           (344,818)          5,453,953        (2,573,728)
                                      ----------------  -----------------   -----------------  ----------------
Net loss from operations                     (842,635)          (199,818)         (2,800,562)       (2,428,728)
Other expenses:
   Change in fair value of
     derivative liabilities                   (21,352)           (16,314)            (54,334)           34,985
   Interest expense, net                      (22,837)           (10,410)            (87,183)          (35,969)
   Loss on disposal of
    equipment                                       -                  -              (1,277)                -
                                      ----------------  -----------------   -----------------  ----------------
                                              (44,189)           (26,724)           (142,794)             (984)
                                      ----------------  -----------------   -----------------  ----------------
Net income from operations
  before provision for income
  taxes                                      (886,824)          (226,542)         (2,943,356)       (2,429,712)
Provision for income taxes                          -                800              12,000               800
                                      ----------------  -----------------   -----------------  ----------------

Net loss from continuing operations          (886,824)          (227,342)         (2,955,356)       (2,430,512)

Net gain on disposal of
  discontinued operations, net
  of provision for income taxes                     -                  -                   -           139,517
                                      ----------------  -----------------   -----------------  ----------------

Net loss                               $     (886,824)   $      (227,342)    $    (2,955,356)   $   (2,290,995)
                                      ================  =================   =================  ================


Net loss per common share              $        (.058)   $         (.046)    $         (.235)   $        (.524)
                                      ================  =================   =================  ================

                             See accompanying notes.

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

                 Condensed Consolidated Statements of Cash Flows


                                              Three months ended                      Nine months ended
                                                  March 31                               March 31
                                      -----------------------------------   -----------------------------------
                                             2006             2005                 2006              2005
                                      ----------------  -----------------   -----------------  ----------------
Cash flows from operating activities:
   Net loss from continuing
       operations                      $     (886,824)   $      (227,342)    $    (2,955,356)   $   (2,430,512)
   Adjustment to reconcile net
    loss to net cash provided by
    (used in) operating
    activities:
     Provision for uncollectible
      accounts                                  6,744                  -              42,453           723,506
     Depreciation &
      amortization                            346,278                  -             892,756                 -
     Unearned revenue                          24,403                  -              15,582                 -
     Shares issued in exchange
      for services                                  -                  -             909,162         1,255,283
     Loss on disposal of
      equipment                                 1,277                  -               1,277                 -
     Provisions for income taxes                    -                800              13,000               800
     Changes in fair value of
        Derivative liabilities                 21,352             16,314              54,334           (34,985)
     Changes in assets and
      liabilities:
       Receivables                             90,959                 -              (36,532)                -
       Other assets                          (356,432)                 -            (212,403)           (5,000)
       Accounts payable                        (6,092)           134,060             151,946           175,302
       Accrued liabilities                    419,479            193,099             351,455           347,466
                                      ----------------  -----------------   -----------------  ----------------
                                             (338,856)           116,931            (772,326)           31,860

Cash flow from discontinued
 operations                                         -                  -                   -          (203,032)

Cash flows from investing activities:
   Capital expenditures                      (179,987)          (112,448)           (384,371)         (213,066)
   Advances received from
    (paid to) related parties                  34,125            (24,559)            140,318           (64,346)
   Discontinued operations                          -                  -                   -           203,032
   Change in other assets                      (7,197)            18,000              (7,197)                -
                                       ----------------  -----------------   -----------------  ----------------
                                             (153,059)          (119,007)           (251,250)          (74,380)

Cash flows from financing activities:
   Proceeds from long-term
    debt                                      700,000                  -           1,740,000                 -
   Principal payments on long-
    term debt                                       -                  -            (105,994)                -
   Proceeds from convertible
    Notes payable                                   -                  -                   -           250,000
   Borrowings (principal payments) on long-
    term debt to related parties              (17,269)            57,000            (154,450)           52,278
                                      ----------------   -----------------   -----------------  ----------------
                                              682,731             57,000           1,479,556           302,278
                                      ----------------   -----------------   -----------------  ----------------

Net change in cash                     $      190,816     $       54,924      $      455,980    $       56,726
                                      ================   =================   =================  ================

                             Continued on next page.

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

           Condensed Consolidated Statements of Cash Flows (continued)

                                              Three months ended                      Nine months ended
                                                  March 31                              March 31
                                      -----------------------------------   -----------------------------------
                                             2006             2005                 2006              2005
                                      ----------------  -----------------   -----------------  ----------------
Cash at beginning of period            $      311,460    $         4,057     $        46,296    $        2,255

Net change in cash                            190,816             54,924             455,980            56,726
                                      ----------------  -----------------   -----------------  ----------------

Cash at end of period                  $      502,276    $        58,981     $       502,276    $       58,981
                                      ================  =================   =================  ================


Supplemental disclosure of non-cash investing and financing activities:

   Notes receivable exchanged
    for equipment                      $      137,500    $             -     $       137,500    $            -
                                      ================  =================   =================  ================

   Notes payable & accrued interest
    converted to common stock          $            -    $             -     $       373,269    $      325,132
                                      ================  =================   =================  ================


























                             See accompanying notes.

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

              Notes to Condensed Consolidated Financial Statements
                                 March 31, 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         COMPANY: Effective January 27, 2006, Nova Communications Ltd. changed its name to Encompass Holdings, Inc. ("Encompass" or "the Company").

         BUSINESS COMBINATIONS AND BASIS OF CONSOLIDATION: The consolidated condensed financial statements include the accounts of Encompass, Aqua Xtremes, Inc., Xtreme Engines, Inc., Rotary Engine Technologies, Inc., NACIO Systems, Inc., and Interactive Holding Group, Inc. since their acquisitions. All intercompany accounts and transactions have been eliminated.

         On August 30, 2004, the Company acquired 51% of Realized Development, Inc. Realized Development, Inc. changed its name to Aqua Xtremes, Inc. ("Aqua") in December 2004. On May 9, 2005, the Company acquired the remaining 49% of Aqua.

         In December 2004, Aqua formed Xtreme Engines, Inc. ("Engines") and owns 100% of its common stock.

         Effective April 1, 2005, the Company acquired 100% of NACIO Systems, Inc. ("NACIO"). NACIO owns 100% of Interactive Holding Group, Inc. ("IHG").

         Effective   December  2,  2005,   Engines   acquired  100%  of  Mailibu
         Construction, a dormant entity. Mailibu Construction changed its name to Rotary Engine Technologies, Inc ("Rotary").

         INTERIM REPORTING: The Company's year-end for accounting purposes is June 30. In the opinion of Management, the accompanying consolidated condensed financial statements as of March 31, 2006 and 2005 and for the three and nine months then ended, consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the condensed consolidated financial statements, necessary to present fairly its financial position, results of its operations and cash flows. The results of operations for the three and nine months ended March 31, 2006 and 2005 are not necessarily indicative of the results to be expected for the full year.

         Restatement of consolidated financial statements to reflect derivative accounting: The Company has restated its previously issued interim financial statements to reflect additional non-operating gains related to the classification of and accounting for certain financial instruments with embedded derivative features.

         The Company determined that it had not accounted for the embedded conversion feature of its convertible notes payable as a derivative instrument pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, and Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company's Own Stock".

         Derivative Instruments: In connection with the issuance of convertible notes payable, the terms of certain notes payable provide for principal and interest to be converted into an indeterminable number of shares of the Company's common stock. This variable conversion feature is determined to be an embedded derivative instrument and the Company has accounted for these derivatives pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended and Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company's Own Stock". Under EITF No. 00-19, the estimated fair value of the embedded derivative instrument is reported separate from the notes payable on the date of issuance as derivative liabilities.

         Derivative liabilities are reported at fair value as of the balance sheet date and any change in fair value during the period is reported as other income or expense in the statement of operations.

                             Continued on next page.

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

        Notes to Condensed Consolidated Financial Statements (continued)
                                 March 31, 2006


         REVENUE RECOGNITION: Revenues for NACIO consist of dedicated Internet access fees; hosting, co-location and other fees; sales of third party hardware and software; fees for systems and technical integration and administration; fees for power and server connection and connectivity services.

         Monthly service revenue related to Internet access, hosting, co-location and other is recognized over the period services are provided. Service and equipment installation revenue is recognized at completion of installation and upon commencement of

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

              Notes to Condensed Consolidated Financial Statements
                                 March 31, 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION (CONTINUED): services. Payments received in advance of providing services are deferred until the period such services are provided, except in the case of non-refundable payments. Equipment sales and installation revenue are recognized when installation is completed.

         Revenues for computer software compliance monitoring services and products are generally billed annually and recognized ratably over the period services are provided. Software product sales are recognized when software is provided.

         Revenues for Aqua consist of the sale of dealerships and are recognized when dealership agreements are signed.

         NET LOSS PER COMMON SHARE: Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average number of common shares outstanding was 15,394,183 for the three months ended March 31, 2006 and 12,600,370 for the nine months ended March 31, 2006. The weighted average number of common shares outstanding was 4,985,999 for the three months ended March 31, 2005 and 4,371,335 for the nine months ended March 31, 2005. Common stock to be issued is not considered to be a common stock equivalent as the effect on net loss per common share would be dilutive.

2.       OPERATIONS

         The  Company's  operating   strategies  focus  on  the  development  of
         recreational water sports products and operating and managing its high speed Internet access and enterprise server facilities.

         The Company has begun selling distributorships for its recreational water sports products and expects to begin manufacturing and selling those products in 2006.

         Management of the Company believes that operations from the sale of these products will be profitable by the fourth quarter of 2006 and that the Company will recover its development costs within five years.

         The Company also purchased NACIO effective April 1, 2005. Since its acquisition, management has pursued aggressive cost cutting programs and eliminated unprofitable products. Management believes these actions will enable NACIO to achieve profitable operations.

         Also, the Company entered into an agreement for up to $2,500,000 of additional financing for the development of its recreational water sports products. The Company

                            ENCOMPASS HOLDINGS, INC.
                  (Formerly known as Nova Communications Ltd.)

              Notes to Condensed Consolidated Financial Statements
                                 March 31, 2006


2.       OPERATIONS (CONTINUED)

         received $1,000,000 in November 2005 and $700,000 in January 2006 under the agreement.

         The Company is dependent upon its ability to obtain additional capital and debt financing until it ultimately achieves profitability, if ever.

         The consolidated financial statements do not reflect adjustments relating to the recorded asset amounts, or the amounts of liabilities that would be necessary should the Company not be able to continue in existence.

3.       CONVERTIBLE NOTES PAYABLE

         On November 29, 2005, the Company entered into a Security Purchase Agreement whereby the Company obtained financing for up to $2,500,000. The borrowings are secured by the Company's common stock and bear interest at 8%. The notes are convertible into shares of the Company's common stock at the option of the Company. This Agreement is repayable in 36 (thirty six) equal monthly installments and in Management's opinion, does not include the debt conversion features which would cause the company to treat as an inbeded drivitive, as long as the regular monthly payments are not in default. Under the terms of the Security Purchase Agreement, the Company also agreed to issue warrants for the purchase of up to 3,500,000 shares of its common stock.

         The Company was required to reserve 59,055,556 shares of its common stock for issuance upon conversion of the notes and warrants, in the event that the Company should default on its regular monthly payments.

         During November 2005, the Company borrowed $1,000,000 under the Security Purchase agreement and issued warrants for the purchase of 1,400,000 shares of its common stock. In January 2006, the Company borrowed an additional $700,000 under the Security Purchase agreement and issued warrants for the purchase of 979,380 shares of its common stock. The warrants are exercisable at $.50 per share in whole or in part and are subject to other exercise restrictions.

         The notes payable are due one year from the date of borrowings plus interest at rates ranging from 8% to 20% per annum and are unsecured. The notes and any unpaid interest may be convertible into shares of common stock of the Company at rates of 70% and 85% of the closing bid price of the Company's common stock on the date of conversion. The notes may be converted at the option of the Company, but not before six months, and at the option of the holder, but not before one year, from the date of the notes and only if certain events have occurred.


4.       COMMON STOCK

         In October 2005, the Board of Directors authorized the issuance of 163,100 shares of common stock of the Company in exchange for legal services. Management of the Company valued the shares issued at $.19 per share, the closing bid price of the Company's common stock on the date of issuance.

         In November 2005, the Board of Directors authorized the issuance of an aggregate of 2,000,000 shares of common stock of the Company in exchange for consulting services. Management of the Company valued the shares issued at the closing bid price of the Company's common stock on the date of issuance. The shares issued were valued at an average price of $.245 per share.

         Also in November 2005, the Board of Directors authorized the issuance of 500,000 shares of common stock of the Company in exchange for accrued management fees. Management of the Company valued the shares issued at $.26 per share, the closing bid price of the Company's common stock on the date of issuance.

         In December 2005, the Board of Directors authorized the issuance of 200,000 shares of common stock of the Company in exchange for legal services. Management of the Company valued the shares issued at $.20 per share, the closing bid price of the Company's common stock on the date of issuance.

         During the nine month ending March 31, 2006, holders of notes payable converted $373,269 of their notes and accrued interest into 1,270,714 shares of common stock of the Company.

         In July, 2005, the Board of Directors authorized the issuance of an aggregate of 2,160,700 shares of common stock of the Company in exchange for accrued legal fees, management & consulting services. Management of the Company valued the shares issued at $.28 per share, the closing bid price of the Company's common stock on the date of issuance.

5.       SUBSEQUENT EVENTS

         Rotary has acquired certain equipment, inventory and intellecturl property to be used for the manufacture of rotary engines to be used in the Company's recreational water sports and other products. Rotary issued 49% of its common stock for equipment, inventory and intellectual property with an anticipated value of a minimum of $2,960,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders
Nova Communications Ltd.

We have audited the accompanying consolidated balance sheets of Nova Communications Ltd. as of June 30, 2005 and 2004, and the related consolidated statements of operations, comprehensive loss, stockholders' equity (deficit), and cash flows for each of the two years in the period ended June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2005 and 2004 and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company's significant operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 7, the consolidated financial statements have been restated as of and for the years ended June 30, 2005 and 2004 to reflect certain derivative instruments as liabilities at fair value, to recognize the conversion of notes payable into common stock measured at fair value, and to recognize the change in fair value of derivative liabilities.


                                             /s/ TIMOTHY L. STEERS, CPA, LLC


August 19, 2005, except with respect to Note 7
 as to which the date is April 10, 2006
Portland, Oregon

                            NOVA COMMUNICATIONS LTD.

                                 Balance Sheets

                                                                                         June 30
                                                                         -------------------------------------
                                                                               2005                 2004
                                                                         ----------------     ----------------
                                                                            (restated)           (restated)
                                              ASSETS
                                              ------

Current assets:
   Cash                                                                   $       46,296       $        2,255
   Accounts receivable, less allowance for uncollectible
    accounts of $140,025                                                         401,415                    -
   Other receivables                                                              27,570                    -
   Receivable from related party                                                  67,603                    -
   Inventories                                                                    44,020                    -
   Note receivable due within one year                                            10,919                    -
   Prepaid expenses                                                              326,344                    -
   Current assets of discontinued operations, net                                      -               51,435
                                                                         ----------------     ----------------
       Total current assets                                                      924,167               53,690


Property & equipment:
   Equipment                                                                   7,201,198               21,710
   Furniture                                                                     229,872                1,278
   Website                                                                        48,577                    -
   Leasehold improvements                                                      7,142,345                    -
                                                                         ----------------     ----------------
                                                                              14,621,992               22,988
   Less accumulated depreciation & amortization                               (4,514,441)             (21,710)
                                                                         ----------------     ----------------
       Net property & equipment                                               10,107,551                1,278


Equipment of discontinued operations, net                                              -              140,221



Other assets:
   Note receivable                                                               147,036                    -
   Advances receivable                                                                 -              723,506
   Patents & trademarks                                                            3,000                    -
   Deposits & other                                                              325,075                    -
   Other assets of discontinued operations, net                                        -               62,811
                                                                         ----------------     ----------------
       Total other assets                                                        475,111              786,317
                                                                         ----------------     ----------------

                                                                          $   11,506,829       $      981,506
                                                                         ================     ================

                            (continued on next page.)

                            NOVA COMMUNICATIONS LTD.

                                                                                         June 30
                                                                         -------------------------------------
                                                                               2005                 2004
                                                                         ----------------     ----------------
                                                                            (restated)           (restated)
                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                          ---------------------------------------------

Current liabilities:
   Accounts payable                                                       $    1,185,731       $      164,205
   Accrued payroll & payroll related liabilities                                 171,571              215,772
   Income taxes payable                                                            3,200                2,400
   Accrued interest                                                              182,941                    -
   Other accrued liabilities                                                     541,857               55,000
   Unearned revenue                                                              521,027                    -
   Notes payable accrued interest subject to conversion into
    an indeterminable number of shares of common stock                           163,459              324,372
   Derivative liabilities                                                        117,749              100,475
   Long-term debt due within one year                                          1,828,257                    -
   Long-term debt to related parties due within one year                          30,000                    -
   Current liabilities of discontinued operations                                      -              393,984
                                                                         ----------------     ----------------
        Total current liabilities                                              4,745,792            1,256,208

Payable to related party                                                               -              441,232

Long-term debt to related parties                                                241,152                    -

Long-term debt                                                                 2,369,694                    -

Stockholders' equity (deficit):
   Preferred stock; $.001 par value; authorized 200,000
    shares:
     Series A - 100,000 shares designated, issued and
      outstanding                                                                    100                    -
     Series B - 100,000 shares designated, issued and
      outstanding                                                                    100                    -
   Common stock; $.001 par value; authorized
    500,000,000 shares; outstanding 6,001,332 shares in
    2005 (3,439,815 shares in 2004)                                                6,001                3,440
   Common stock to be issued                                                   8,703,927              753,927
   Convertible promissory note and accrued interest                              101,140                    -
   Additional paid-in capital                                                 22,809,499           20,602,385
   Retained deficit                                                          (27,470,576)         (22,075,686)
                                                                         ----------------     ----------------
         Total stockholders' equity (deficit)                                  4,150,191             (715,934)
                                                                         ----------------     ----------------

                                                                          $   11,506,829       $      981,506
                                                                         ================     ================

                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

                      Consolidated Statements of Operations

                                                                                  Years ended June 30
                                                                         -------------------------------------
                                                                               2005                 2004
                                                                         ----------------     ----------------
                                                                            (restated)           (restated)
Sales                                                                     $    1,316,697       $            -

Cost of sales                                                                    299,013                    -
                                                                         ----------------     ----------------

Gross profit                                                                   1,017,684                    -

Other operating income                                                                 -                7,586

Operating expenses:
   Selling, general & administrative                                           5,605,789            3,728,085
   Research & development                                                        744,677                    -
                                                                         ----------------     ----------------
         Total operating expenses                                              6,350,466            3,728,085
                                                                         ----------------     ----------------

Net operating loss                                                            (5,332,782)          (3,720,499)

Other expenses:
   Loss on available-for-sale investments                                              -             (497,757)
   Change in fair value of derivative liabilities                                  1,951               92,382
   Interest expense                                                             (201,176)             (16,446)
                                                                         ----------------     ----------------
         Total other expenses                                                   (199,225)            (421,821)
                                                                         ----------------     ----------------

Net loss before provision for income taxes                                    (5,532,007)          (4,142,320)

Provision for income taxes                                                        (2,400)                (800)
                                                                         ----------------     ----------------

Net loss from continuing operations                                           (5,534,407)          (4,143,120)

Discontinued operations:
   Net gain (loss) on disposal, net of benefit for income taxes                  139,517              (16,870)
   Net loss, net of benefit for income taxes                                           -             (116,910)
                                                                         ----------------     ----------------
     Net income (loss) from discontinued operations                              139,517             (133,780)
                                                                         ----------------     ----------------

Net loss                                                                  $   (5,394,890)      $   (4,276,900)
                                                                         ================     ================

Net income (loss) per common share:
   Continuing operations                                                  $        (1.27)      $        (1.29)
                                                                         ================     ================
   Discontinued operations                                                $          .03       $         (.04)
                                                                         ================     ================

                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

                  Consolidated Statements of Comprehensive Loss

                                                                                  Years ended June 30
                                                                         -------------------------------------
                                                                               2005                 2004
                                                                         ----------------     ----------------
                                                                            (restated)           (restated)
Net loss                                                                  $   (5,394,890)      $   (4,276,900)

Realized loss on available-for-sale investments                                        -              465,132
                                                                         ----------------     ----------------

Comprehensive loss                                                        $   (5,394,890)      $   (3,811,768)
                                                                         ================     ================


Comprehensive loss per common share                                       $        (1.24)      $        (1.19)
                                                                         ================     ================



































                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

            Consolidated Statements of Stockholders' Equity (Deficit)
                  July 1, 2003 through June 30, 2004 (restated)

                                                                                                            Unrealized
                                                                     Convertible                              holding      Total
                            Preferred                                promissory                              loss from     stock-
                              stock       Common stock     Common    note and     Additional                 available     holders'
                         -------------- ----------------  stock to   accrued      paid-in       Retained     -for-sale     equity
                          Shares Amount   Shares  Amount  be issued  interest     capital       deficit     investments   (deficit)
------------------------ ------- ------ --------- ------  ---------- ----------- ------------  ------------ ----------- ------------
Balance at July 1, 2003        - $   -  2,957,314 $2,957  $        -  $      -   $ 16,979,504 $(17,798,786) $ (465,132) $(1,218,457)

Common stock to be
  issued in exchange
  for long-term debt
  and interest                 -    -           -      -           -         -              -             -          -      753,927

Common stock issued in
  exchange for
  accrued payroll              -    -      45,000     45           -         -         89,555             -          -       90,000

Common stock issued in
  exchange for services        -    -     437,501    438           -         -      3,532,926             -          -    3,533,364

Comprehensive loss             -    -           -      -           -         -              -   (4,276,900)    465,132   (3,811,768)
                         ------- ------ --------- ------  ---------- ----------- ------------ ------------- ----------- ------------

Balance at June 30, 2004       -    -   3,439,815  3,440     753,927         -     20,749,385  (22,075,686)          -     (715,934)
                         ======= ====== ========= ======  ========== =========== ============ ============= =========== ============





















                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

            Consolidated Statements of Stockholders' Equity (Deficit)
                  July 1, 2004 through June 30, 2005 (restated)

                                                                     Convertible                               Total
                            Preferred                                promissory                                stock-
                              stock       Common stock     Common    note and     Additional                   holders'
                         -------------- ----------------  stock to   accrued      paid-in       Retained       equity
                          Shares Amount   Shares  Amount  be issued  interest     capital       deficit       (deficit)
------------------------ ------- ------ --------- ------  ---------- ----------- ------------ ------------- ------------
Balance at July 1, 2004        -    -   3,439,815 $3,440     753,927  $      -    $20,602,385  (22,075,686)  $ (715,934)

Common stock issued            -    -      50,000     50     (50,000)        -         49,950            -            -

Common stock issued
  for cash                     -    -      68,965     69           -         -         49,931            -       50,000

Common stock issued
  upon conversion of
  notes payable &
  accrued interest             -    -   1,110,000  1,110           -         -        587,090            -      588,200

Common stock issued in
  exchange for
  accrued payroll              -    -      60,000     60           -         -        179,940            -      180,000

Common stock issued in
  exchange for services        -    -   1,272,552  1,272           -         -        977,002            -      978,274

Series "A" Preferred
  stock issued in
  exchange for payable
  to related party       100,000  100           -      -           -         -        363,051            -      363,151

Common stock to be
  issued in exchange for
  subsidiary                   -    -           -      -   8,000,000         -              -            -    8,000,000

Series "B" Preferred
  stock & convertible
  promissory note in
  exchange for
  subsidiary             100,000  100           -      -           -   100,000            150            -      100,250

Accrued interest on
  convertible promissory
  note                         -    -           -      -           -     1,140              -            -        1,140

Comprehensive loss             -    -           -      -           -         -              -   (5,418,341)  (5,418,341)
                         ------- ------ --------- ------  ---------- ----------- ------------ ------------- ------------
Balance at June 30, 2005 200,000 $200   6,001,332 $6,001  $8,703,927  $101,140    $20,602,385 $(27,470,576) $ 4,150,191
                         ======= ====== ========= ======  ========== =========== ============ ============= ============

                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

                      Consolidated Statements of Cash Flows

                                                                                  Years ended June 30
                                                                         -------------------------------------
                                                                               2005                 2004
                                                                         ----------------     ----------------
                                                                            (restated)           (restated)
Cash flows from operating activities:
   Net loss from continuing operations                                    $   (5,534,407)      $   (4,143,120)
   Adjustments to reconcile net loss to net cash provide by
    operating activities:
     Depreciation & amortization                                                 330,407               13,523
     Provision for uncollectible advances receivable                             737,590                    -
     Common stock issued for services & compensation                             978,274            3,533,364
     Unearned revenue                                                             13,604                    -
     Write-off of excess purchase price of subsidiaries                        2,896,666                    -
     Change in fair value of derivative liabilities                               (1,951)             (92,382)
     Loss on available-for-sale investments                                            -              497,757
     Changes in assets and liabilities, net of purchase of
      subsidiaries:
       Accounts receivable                                                        78,616                    -
       Inventories                                                                12,144                    -
       Prepaid expenses                                                          (88,073)                   -
       Deposits & other assets                                                      (408)               1,478
       Accounts payable                                                          104,637               (9,777)
       Accrued liabilities                                                       618,018              424,874
                                                                         ----------------     ----------------
                                                                                 145,117              225,717
Cash flows from discontinued operations                                                -              (27,834)
Cash flows from investing activities:
   Principal repayments on notes receivable                                            -               26,873
   Advances paid on behalf of related parties                                    (67,603)                   -
   Advances paid                                                                       -             (723,506)
   Purchase of subsidiaries, net of cash acquired                                  8,136                    -
   Capital expenditures                                                         (439,761)                   -
   Patents & trademarks expenditures                                              (3,000)                   -
                                                                         ----------------     ----------------

                                                                                (502,228)            (696,633)
Cash flows from financing activities:
   Borrowings under convertible notes payable                                    295,000              490,000
   Borrowings under notes payable to related parties                             106,152                    -
   Net financing activities of discontinued operations                                 -               10,964
                                                                         ----------------     ----------------
                                                                                 401,152              500,964
                                                                         ----------------     ----------------
   Net increase in cash                                                           44,041                2,214
   Cash at beginning of year                                                       2,255                   41
                                                                         ----------------     ----------------

   Cash at end of year                                                    $       46,296       $        2,255
                                                                         ================     ================

                             See accompanying notes.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

1.       Business and summary of significant accounting policies
         -------------------------------------------------------

         BUSINESS: Nova Communications Ltd. (the "Company" or "Nova") is incorporated under the laws of the State of Nevada.

         BUSINESS COMBINATIONS AND BASIS OF CONSOLIDATION: The 2005 consolidated financial statements include the accounts of Nova, AquaXtremes, Inc., Xtreme Engines, Inc., NACIO Systems, Inc., and Interactive Holding Group, Inc. since their acquisitions and Kadfield, Inc. until its divestiture. The 2004 consolidated financial statements include the accounts of Nova and Kadfield, Inc. All intercompany accounts and transactions have been eliminated.

         On August 30, 2004, the Company acquired 51% of Realized Development, Inc. Realized Development, Inc. changed its name to AquaXtremes, Inc. ("Aqua") in December 2004. On May 9, 2005, the Company acquired the remaining 49% of Aqua. Aqua is developing recreational water sports products.

         In December 2004, Aqua formed Xtreme Engines, Inc. ("Engines") and owns 100% of its common stock. Engine' is developing a marine engine for use in recreational water sports products.

         Effective April 1, 2005, the Company acquired 100% of NACIO Systems, Inc. ("NACIO"). NACIO is an integrated communications provider ("ICP") of high speed Internet access to businesses and provides enterprise server facilities ("ESF"), offering a fully serviced managed server program. Its' customers are generally business customers located throughout the United States. NACIO owns 100% of Interactive Holding Group, Inc. ("IHG"). IHG provides computer software compliance monitoring services and products.

         On July 21, 2003 the Company decided to dispose of Kadfield. Kadfield has been accounted for as a discontinued operation and the results of operations have been excluded from continuing operations in the consolidated statements of operations for all periods presented. The Company disposed of its' common stock of Kadfield effective December 31, 2004.

         CASH AND CASH CONCENTRATIONS: For purposes of the statement of cash flows, the Company and its' subsidiaries consider cash equivalents to be highly liquid instruments if, when purchased, their original due dates were within three months.

         The Company deposits their cash in financial institutions. At various times throughout the year, cash held in these accounts exceeded Federal Deposit Insurance Corporation limits. The Company has not experienced any losses as a result of these cash concentrations.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

1.       Business and summary of significant accounting policies (continued)
         -------------------------------------------------------------------

         INVENTORIES: Inventories consist of computer server hardware, software and software service agreements purchased for resale. Inventories are reported at the lower of cost (using the specific identification method) or market.

         PROPERTY & EQUIPMENT:  Property & equipment are carried at cost.

         Equipment & furniture is depreciated using the straight-line method over the estimated useful lives of the depreciable assets, which range from five to fifteen years. Leasehold improvements are depreciated using the straight-line method over the lesser of the term of the lease or the estimated useful lives of the assets, which range from five to fifteen years. Website development costs are amortized using the straight-line method over the estimated useful life of five years.

         The Company accounts for website development costs under Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Web Site Development Costs". Under EITF 00-2, costs that involve design of the web page that do not change the content are capitalized and amortized over the estimated useful life. The Company accounts for costs incurred in operating their website under the American Institute of Certified Public Accountants Statement of Position ("SOP") No. 98-1, "Accounting for the Cost of Computer Software Developed for Internal Use". Under SOP 98-1, costs that have a future benefit are capitalized and amortized over the estimated future periods that are expected to benefit from website changes. Costs incurred in operating the web site that have no future benefits are expensed in the current period.

         Computer software obtained or developed for internal use is also capitalized in accordance with SOP 98-1. Amortization is computed using the straight-line method over the estimated useful lives of the software, which range from three to five years.

         IMPAIRMENT   OF   LONG-LIVED   ASSETS:   The   Company   assesses   the
         recoverability of long-lived assets by determining whether the depreciation and amortization of the asset's balance over its remaining life can be recovered through projected undiscounted future cash flows. The amount of impairment, if any, is measured based on fair value and charged to operations in the period in which the impairment is determined by management.


         DEBT DISCOUNT: The Company accretes the discount on their convertible notes payable using the effective interest method over the period from issuance of the notes until repayment or conversion, which ever is shorter.


         DERIVATIVE INSTRUMENTS: In connection with the issuance of convertible notes payable, the terms of certain notes payable provide for principal and interest to be converted into an indeterminable number of shares of the Company's common stock. This variable conversion feature is determined to be an embedded derivative

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

1.       Business and summary of significant accounting policies (continued)
         -------------------------------------------------------------------

         DERIVATIVE INSTRUMENTS (CONTINUED): instrument and the Company has accounted for these derivatives pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, and Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company's Own Stock". Under EITF No. 00-19, the estimated fair value of the embedded derivative instrument is reported separate from the notes payable on the date of issuance as derivative liabilities. Derivative liabilities are reported at fair value as of the balance sheet date and any change in fair value during the period is reported as other income or expense in the statement of operations.


         Derivative liabilities were valued using the Black-Scholes Option Pricing Model with the following assumptions during the year ended June 30, 2005: dividend yield of 0%; average annual volatility of 172.77%; and average risk free interest rate of 3.45% (dividend yield of 0%; average annual volatility of 178.70%; and average risk free interest rate of 2.09% for 2004).


         REVENUE RECOGNITION: Revenues for NACIO consist of dedicated Internet access fees; hosting, co-location and ESF fees; sales of third party hardware and software; fees for systems and technical integration and administration; fees for power and server connection and connectivity services. Monthly service revenue related to Internet access, hosting, co-location and ESF is recognized over the period services are provided. Service and equipment installation revenue is recognized at completion of installation and upon commencement of services. Payments received in advance of providing services are deferred until the period such services are provided, except in the case of non-refundable payments including last-month deposits, which are recognized when service is initiated. Equipment sales and installation revenue is recognized when installation is completed.

         Revenues for IHG consist of computer software compliance monitoring services and products. Service revenues related to software compliance monitoring are generally billed annually recognized ratably over the period services are provided. Software product sales are recognized when software is provided.

         Revenues for Aqua consist of the sale of dealerships and are recognized when dealership agreements are signed.

         ADVERTISING: The Company expenses advertising costs as they are incurred.

         SHARE-BASED PAYMENTS: The Company uses a fair value based method of accounting for share-based payments under Financial Accounting Statement ("SFAS") No. 123R "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95". Under SFAS 123R, share-based payment transactions in which the Company receives services from employees and non-employees, in exchange

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

1.       Business and summary of significant accounting policies (continued)
         -------------------------------------------------------------------

         SHARE-BASED PAYMENTS (CONTINUED): for either equity instruments of the Company or liabilities that may be settled by the issuance of such equity instruments, are valued at the fair value of the Company's equity instruments and expensed in the consolidated statement of operations at the time of issuance.

         REPORTING COMPREHENSIVE INCOME: The Company reports and displays comprehensive income and its components as separate amounts in the consolidated financial statements. Comprehensive income includes all changes in equity during a period that results from recognized transactions and other economic events other than transactions with owners.

         INCOME TAXES: Income taxes are provided for on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

         NET LOSS PER COMMON SHARE: Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. The weighted average number of common stock shares outstanding was 4,341,266 for the year ended June 30, 2005 (3,198,564 for 2004). Convertible notes payable and common stock to be issued are not considered to be common stock equivalents as the effect on net loss per common share would be anti-dilutive.

         SEGMENT REPORTING: The Company reports information about operating segments and related disclosures about products and services and major customers in accordance with SFAS 131, "Disclosures about Segments of an Enterprise and Related Information". The Company views its operations and manages its business in principally three segments: (1) the development of recreational water sports products; (2) the provider of high speed Internet access and enterprise server facilities; and (3) the provider of computer software compliance monitoring services.

         SIGNIFICANT RISKS AND UNCERTAINTIES: The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates and assumptions primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

2.       Operations
         ----------

         The  Company's  operating   strategies  focus  on  the  development  of
         recreational water sports products and operating and managing its high speed Internet access and enterprise server facilities.

         The Company had been providing funding to a company that was developing recreational water sports products and had advanced this company approximately $723,500 through August 30, 2004. On that date, the Company ceased providing funding to this company because they had failed to achieve certain development benchmarks and began directly developing similar recreational water sports products. The Company wrote-off its advances receivable to this company as management deemed it uncollectible.

         The Company has begun selling distributorships for its recreational water sports products and expects to begin manufacturing and selling those products in 2006. Management of the Company believes that operations from the sale of these products will be profitable by the fourth quarter of 2006 and that the Company will recover its development costs within five years.

         The Company also purchased NACIO effective April 1, 2005. Since its acquisition, management has pursued aggressive cost cutting programs and eliminated unprofitable products. Management believes these actions will enable NACIO to achieve profitable operations.

         The Company is dependent upon its ability to obtain additional capital and debt financing until the Company ultimately achieve profitability, if ever.

         The consolidated financial statements do not reflect adjustments relating to the recorded asset amounts, or the amounts of liabilities that would be necessary should the Company not be able to continue in existence.

3.       Business combinations
         ---------------------

         On August 30, 2004, the Company acquired 51% of Aqua in a business combination accounted for as a purchase. Aqua was dormant at the time of acquisition and had no assets or liabilities. The Company paid $1,750 for Aqua which was expensed. On May 9, 2005, the Company acquired the remaining 49% of Aqua in exchange for 100,000 shares of Series "B" preferred stock of Nova and $100,000 in the form of a convertible promissory note payable. The aggregate purchase price was valued at $102,000. Management determined that it was uncertain if they would be able to recover the aggregate purchase price of Aqua and charged that amount to operations.

         The 100,000 shares of Nova's Series "B" preferred stock were valued at $.0025 per share or $250. Management of the Company estimated the value of the preferred

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

3.       Business combinations (continued)
         ---------------------------------

         shares exchanged after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded.

         The convertible promissory note bears interest at 8% per annum and is due quarterly over thirty-six months from the date of the note. Payment of principal and interest of the note will be made solely by the issuance of 40,000,000 shares of the common stock of Nova.

         Effective April 1, 2005, Nova acquired 100% of the common stock of NACIO in exchange for $8,000,000 of common stock of Nova. The business combination was accounted for as a purchase.

         The acquisition of NACIO is summarized as follows:

            Purchase price                                                                     $    8,000,000
            Fair value of assets acquired:
              Cash                                                                                     10,186
              Property & equipment                                                                  9,996,919
              Other assets                                                                          1,301,411
                                                                                              ----------------
                                                                                                   11,308,516
            Fair value of liabilities assumed                                                      (6,104,932)
                                                                                              ----------------
            Fair value of net assets acquired                                                       5,203,584
                                                                                              ----------------
           Excess purchase price over fair value of net assets acquired                        $    2,796,416
                                                                                              ================

         Management determined that they would not be able to recover the excess purchase price over the estimated fair value of the net assets of NACIO of $2,796,416 and charged that amount to operations.

         The results of operations of NACIO are included in the accompanying consolidated financial statements as of April 1, 2005. The following pro forma summary presents consolidated financial position and results of operations as if NACIO had been acquired as of July 1, 2003:

                                                                                          June 30
                                                                           -----------------------------------
                                                                                 2005              2004
                                                                           ----------------   ----------------
           Current assets                                                   $      924,000     $      826,000
           Property & equipment                                                 10,108,000         10,799,000
           Total assets                                                         10,798,000         12,160,000
           Current liabilities                                                   4,746,000          3,955,000
           Long-term liabilities                                                 2,611,000          3,425,000
           Total stockholders' equity                                            3,441,000          4,780,000

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

                                                                                    Years ended June 30
                                                                           -----------------------------------
                                                                                 2005              2004
                                                                           ----------------   ----------------
           Net sales                                                        $    4,713,000     $    4,001,000
           Gross profit                                                          3,566,000          2,961,000
           Operating expenses                                                    6,651,000         11,748,000
           Net loss                                                             (3,079,000)        (9,455,000)
           Loss per common share                                                      (.71)             (2.96)

3.       Business combinations (continued)
         ---------------------------------

         The above amounts are based upon certain assumptions and estimates, which the Company believes are reasonable. The pro forma financial position and results of operations do not purport to be indicative of the results which would have been obtained had the business combination occurred as of July 1, 2003 or which may be obtained in the future.

4.       Cash flow information
         ---------------------

         Supplemental disclosure of cash flow information is as follows for the years ended June 30:

                                                                                    2005             2004
                                                                              ---------------  ---------------
            Cash paid for interest                                             $           -    $       7,314
                                                                              ===============  ===============

         Supplemental schedule of noncash financing activities are as follows for the years ended June 30:

                                                                                    2005             2004
                                                                              ---------------  ---------------
            Common stock issued in exchange for accrued payroll                $     180,000    $      90,000
                                                                              ===============  ===============
           Common stock issued upon conversion of notes
             payable and accrued interest                                      $     552,617    $           -
                                                                              ===============  ===============
           Preferred stock issued in exchange for payable to
             related party                                                     $     363,151    $           -
                                                                              ===============  ===============
            Common stock issued in exchange for long-term debt                 $           -    $     753,927
                                                                              ===============  ===============
            Common stock to be issued in exchange for subsidiary               $   8,000,000    $           -
                                                                              ===============  ===============
            Preferred stock and convertible note payable issued in
             exchange for subsidiary                                           $     100,250    $           -
                                                                              ===============  ===============

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

4.       Cash flow information (continued)
         ---------------------------------

         Net cash acquired from purchase of subsidiaries during the year ended June 30, 2005 is as follows:

            Consideration paid                                                 $   8,102,000
           Fair value of assets acquired                                         (11,337,830)
            Liabilities assumed                                                    6,140,932
                                                                              ---------------
            Excess of purchase price over net assets acquired                      2,905,102
           Excess of purchase price expensed                                       2,896,666
                                                                              ---------------
            Net cash acquired                                                  $       8,436
                                                                              ===============

5.       Other accrued liabilities
         -------------------------

         Other accrued liabilities consisted of the following at June 30:

                                                               2005           2004
                                                           -------------  -------------
           Professional fees                                $   220,612    $    55,000
           Sales taxes                                            2,638              -
            Sales costs                                         318,607              -
                                                           -------------  -------------
                  Total other accrued liabilities           $   541,857    $    55,000
                                                           =============  =============

6.       Notes payable  subject to conversion into an  indeterminable  number of
         -----------------------------------------------------------------------
         shares of common stock
         ---------------------

         Notes payable are due one year from the issuance date of the note with interest at rates ranging from 8% to 20% per annum. The notes, including unpaid interest, are convertible, in whole or in part, at any time after six months from the date of the note at the option of the holder. The notes are convertible at the option of the Company upon ten days written notice after six months from the date of the note or at the time of any public offering by the Company in an aggregate amount of no less than $10,000,000, or upon any merger or acquisition to which the Company is a party. The notes may be converted at prices per share ranging from 70% to 90% of the closing bid price of the Company's common stock on the date of the notice of conversion. There is no limit on the number of shares of common stock that would be required to by issued upon conversion of the notes payable and the number of shares required to be issued could exceed the number of shares of the Company's common stock currently authorized. The Company would have been required to issue 1,915,433 shares of its common stock if the principal and accrued interest of the notes were converted as of June 30, 2005.

7.       Restatement of previously issued financial statements
         -----------------------------------------------------

         The Company determined that it had incorrectly accounted for the conversion feature of the certain convertible notes payable under EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion
         Features  or  Contingently   Adjustable

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

7.       Restatement of previously issued financial statements (continued)
         -----------------------------------------------------------------

         Conversion Ratios" in their consolidated financial statements as of June 30, 2005 and 2004. Rather, the Company determined that it should have accounted for the embedded conversion feature of the notes payable as a derivative instrument and the conversion of notes payable into shares of common stock at fair value pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, and Financial Accounting Standards Board's Emerging Issues Task Force ("EITF") Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in A Company's Own Stock" in their 2003 and 2004 consolidated financial statements.

         The Company estimated the fair value of the conversion feature of its notes payable to be $117,749 as of June 30, 2005 and $100,475 as of June 30, 2004. Under EITF No. 00-19, this amount is reported separate from the notes payable as derivative liabilities. Further, under SFAS No. 133, derivative liabilities are reported at fair value as of the balance sheet date and any change in fair value during the period is reported as other income or expense in the statement of operations. The Company recognized other income of $1,951 for the change in fair value for the year ended June 30, 2005 and $92,382 for the year ended June 30, 2004. During the year ended June 30, 2005, holders converted $588,200 of notes and accrued interest into 1,110,000 shares of the Company's common stock. Those transactions were not correctly reported at fair value and the Company increased the value of the common stock issued by $35,583 during 2005.

         Under EITF 98-5, the Company had previously reported the portion of the proceeds from the note that represents the beneficial conversion feature as additional paid-in-capital. This debt discount was being amortized to interest expense using the interest method over the life of the conversion feature. During the year ended June 30, 2005, the Company previously reported $78,000 as additional paid-in-capital for the beneficial conversion feature of its notes payable and interest expense of $21,500 for the amortization of the debt discount for the year then ended. During the year ended June 30, 2004, the Company previously reported $147,000 as additional paid-in-capital for the beneficial conversion feature of its notes payable and interest expense of $73,500 for the amortization of the debt discount for the year then ended.

         The accompanying consolidated financial statements for the year ended June 30, 2005 have been restated for the effects of the changes described above. The changes to the consolidated balance sheet and consolidated statement of operations are as follows:

                                                          As previously
                                                            reported        Adjustments       As restated
                                                        ----------------  ----------------  ----------------
         Consolidated Balance Sheet:
            Current liabilities:
              Accrued interest                           $      199,065    $      (16,124)   $      182,941
                                                        ================  ================  ================

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

7.       Restatement of previously issued financial statements (continued)
         -----------------------------------------------------------------

              Notes payable and accrued interest subject to conversion into a indeterminable number of
               shares of common stock                    $      265,000    $     (101,541)   $      163,459
                                                        ================  ================  ================
              Derivative liabilities                     $            -    $      117,749    $      117,749
                                                        ================  ================  ================
                Total current liabilities                $    4,745,708    $           84    $    4,745,792
                                                        ================  ================  ================

            Stockholders' equity:
              Additional paid-in capital                 $   22,998,916    $     (189,417)   $   22,809,499
                                                        ================  ================  ================
              Retained deficit                           $  (27,659,909)   $      189,333    $  (27,470,576)
                                                        ================  ================  ================
                Total stockholders' equity               $    4,150,275    $          (84)   $    4,150,191
                                                        ================  ================  ================

         Consolidated Statement of Operations:
            Other income (expenses):
              Change in fair value of derivative
               liabilities                               $            -    $        1,951    $        1,951
                                                        ================  ================  ================
              Interest expense                           $     (222,676)   $       21,500    $     (201,176)
                                                        ================  ================  ================
                Total other expenses                     $     (222,676)   $       23,451    $     (199,225)
                                                        ================  ================  ================

            Net loss from continuing operations          $   (5,557,858)   $       23,451    $   (5,534,407)
                                                        ================  ================  ================
            Net loss                                     $   (5,418,341)   $       23,451    $   (5,394,890)
                                                        ================  ================  ================

            Net loss per common share from
             continuing operations                       $        (1.28)   $         .001    $        (1.27)
                                                        ================  ================  ================

         The accompanying consolidated financial statements for the year ended June 30, 2004 have been restated for the effects of the changes described above. The changes to the consolidated balance sheet and consolidated statement of operations are as follows:

                                                          As previously
                                                            reported        Adjustments       As restated
                                                        ----------------  ----------------  ----------------
         Consolidated Balance Sheet:
            Current liabilities:
              Accrued interest                           $       27,229    $      (27,229)   $            -
                                                        ================  ================  ================

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

7.       Restatement of previously issued financial statements (continued)
         -----------------------------------------------------------------

                                                          As previously
                                                            reported        Adjustments       As restated
                                                        ----------------  ----------------  ----------------
              Notes payable and accrued
               interest subject to conversion
               into a indeterminable number of
               shares of common stock                    $      416,500    $      (92,128)   $      324,372
                                                        ================  ================  ================
              Derivative liabilities                     $            -    $      100,475    $      100,475
                                                        ================  ================  ================
                Total current liabilities                $    1,275,090    $      (18,882)   $    1,256,208
                                                        ================  ================  ================

            Stockholders' deficit:
              Additional paid-in-capital                 $   20,749,385    $     (147,000)   $   20,602,385
                                                        ================  ================  ================
              Retained deficit                           $  (22,241,568)   $      165,882    $  (22,075,686)
                                                        ================  ================  ================
                Total stockholders' deficit              $     (734,816)   $       18,882    $     (715,934)
                                                        ================  ================  ================

            Other income (expenses):
              Change in fair value of derivative
               liabilities                               $            -    $       92,382    $       92,382
                                                        ================  ================  ================
              Interest expense                           $      (89,946)   $       73,500    $      (16,446)
                                                        ================  ================  ================
          Total other expenses                           $     (587,703)   $      165,882    $     (421,821)
                                                        ================  ================  ================
            Net loss from continuing operations          $   (4,309,002)   $      165,882    $   (4,143,120)
                                                        ================  ================  ================

            Net loss                                     $   (4,442,782)   $      165,882    $   (4,276,900)
                                                        ================  ================  ================

            Net loss per common share from
             continuing operations                       $        (1.35)   $            -    $        (1.35)
                                                        ================  ================  ================

8.       Long-term debt
         --------------

         Long-term debt consisted of the following as of June 30:

                                                                       2005             2004
                                                                   --------------   --------------
          Claims  allowed  under Plan of  Reorganization  of
           NACIO;  payable  $800,000 by  September  2006 and
           $20,000  per month plus 5% of the first  $200,000
           of gross revenues in excess of $400,000,  then 7%
           of the next $200,000 of gross revenues,  then 10%
           of the next  $200,000 of gross  revenues;  over a
           five year period; unsecured                              $  4,197,951     $          -
                                                                   ==============   ==============

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

8.       Long-term debt (continued)
         --------------------------

                                                                       2005             2004
                                                                   --------------   --------------
                  Less principal due within one year                   1,828,257
                                                                   --------------   --------------
                  Long-term obligations                             $  2,369,694     $          -
                                                                   ==============   ==============

         Future maturities of long-term debt are as follows for the years ending subsequent to June 30, 2006:

               Years ending June 30:
               ---------------------
                       2007                                      $     789,898
                       2008                                            789,898
                       2009                                            789,898
                                                                ---------------
                                                                 $   2,369,694
                                                                ===============

         Long-term debt to relate parties consisted of the following at June 30:

                                                                                       2005            2004
                                                                                   -------------  -------------
           Notes payable to an employee; due $2,500 per
            month with interest at 6% per annum; unsecured                          $   111,642    $         -

           Notes payable to shareholders and directors;
            unsecured and due on demand. The holders of
            these notes have agreed not to demand
            repayment before October 2006.                                              159,510              -
                                                                                   -------------  -------------
                                                                                        271,152              -
                 Less principal due within one year                                      30,000              -
                                                                                   -------------  -------------
                 Long-term debt to related parties                                  $   241,152    $         -
                                                                                   =============  =============

         Future maturities of long-term debt to related parties are as follows for the years ending subsequent to June 30, 2006:

                 Years ending June 30:
                       2007                                                         $   191,152
                       2008                                                              30,000
                       2009                                                              20,000
                                                                                   -------------
                                                                                    $   241,152

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

9.       Other related party transactions
         --------------------------------

         The  Company  occasionally  pays  for  expenses  on  behalf  of  Palaut
         Management, Inc. ("Palaut"). Palaut provides the Company with management consulting services. Close family members of a stockholder of Nova control Palaut Management, Inc.

10.      Lease commitments
         -----------------

         The Company leases its office and enterprise server facilities under a non-cancelable agreement that expires in August 2010. Minimum lease payments under the agreement are $38,000 per month with a provision for annual increases based on the consumer price index. The lease agreement contains renewal provisions for up to ten additional years.

         Minimum lease payments are as follows:

                 Years ending June 30:
                       2006                                     $     456,000
                       2007                                           456,000
                       2008                                           456,000
                       2009                                           456,000
                       2010                                           456,000
                       2011                                            76,000
                                                               ---------------
                                                                $   2,356,000

         Lease  expense  for the  year  ended  June 30,  2005 was  approximately
         $117,400

11.      Preferred stock
         ---------------

         The Company's preferred stock may be voting or have other rights and preferences as determined from time to time by the Board of Directors.

         In December 2004, the Company designated 100,000 shares of its' preferred stock as Series "A".

         On December 31, 2004, the Board of Directors of the Company agreed to exchange payables to a related party aggregating $363,151 for 100,000 shares of its' Series "A" preferred stock.

         On January 17, 2005, the Board of Directors amended the rights of its' 100,000 Series "A" preferred stock to be convertible, at the option of the Company, into 1,000,000 shares of its common stock. The Company has reserved 1,000,000 shares of its common stock to be issued in the event of conversion. Also on January 17, 2005, the Board of Directors of the Company increased the authorized preferred shares to 200,000.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

12.      Preferred stock (continued)
         ---------------------------

         In June 2005, the Board of Directors designated 100,000 shares of its preferred stock as Series "B". They further resolved that the Series "B" preferred stock be entitled to dividends in the same manner as holders of common stock; be entitled to vote on all matters at 250 votes per share as a single class of shareholder; and be entitled to liquidation preferences in the same manner as holders of common stock.

12.      Common stock
         ------------

         On January 21, 2004, the Board of Directors authorized the issuance of 60,000 shares of common stock of the Company in exchange for $180,000 of accrued payroll. Management of the Company valued the shares issued at $3.00 per share, the closing bid price of the Company's common stock on the date of issuance.

         Management of the Company estimated the value of the Company's shares issued after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded.

         In December 2004, the Board of Directors authorized the sale of 68,965 shares of common stock of the Company to an individual for $50,000.

         During the fiscal year ended June 30, 2005, the Company issued an aggregate of 1,272,552 shares of its common stock in exchange for legal and consulting services. Management of the Company valued the shares issued at the closing bid price of the Company's common stock on the date of issuance after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded legal and consulting fees aggregating $978,274 during the year ended June 30, 2005 as a result of the issuances.

         In December 2003, the Board of Directors authorized the issuance of 150,000 shares of common stock of the Company to PFK Development Group in exchange for a note payable and accrued interest of $753,927. Management of the Company valued the shares issued at $.05 per share, the closing bid price of the Company's common stock at the date of issuance. Management of the Company estimated the value of the Company's shares issued after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded.

         On May 14, 2004, the Board of Directors authorized the issuance of 45,000 shares of common stock of the Company in exchange for $90,000 of accrued payroll. Management of the Company valued the shares issued at $2.00 per share, the closing bid price of the Company's common stock on the date of issuance. Management of the Company estimated the value of the Company's shares issued after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

12.      Common stock (continued)
         ------------------------

         During the fiscal year ended June 30, 2004, the Board of Directors authorized the issuance of an aggregate of 437,501 shares of common stock of the Company in exchange for management and consulting services. Management of the Company valued the shares issued at the closing bid price of the Company's common stock on the date of issuance after considering the historical trend of the trading prices for its common stock and the limited volume of shares being traded. The Company recorded management and consulting fees aggregating $3,533,364 during the year ended June 30, 2004 as a result of the issuances.

13.      Stock based compensation
         ------------------------

         During the year ended June 30, 2004, the Company issued an aggregate of 305,000 shares of its common stock to its president as compensation for services.

         Compensation expense of $615,000 was recorded for the year ended June 30, 2004 for the fair value of the services rendered.

         During the year ended June 30, 2004, the Company issued an aggregate of 108,500 shares of its common stock to employees as compensation for services. Compensation expense of $114,000 was recorded for the year ended June 30, 2004 for the fair value of the services rendered.

14.      Income taxes
         ------------

         Deferred income taxes consisted of the following at June 30:

                                                                                   2005              2004
                                                                             ----------------  ----------------
           Deferred tax assets:
              Net operating loss carryovers                                   $    6,736,998    $    5,025,906
              Allowance for uncollectible accounts                                    47,608                 -
                                                                             ----------------  ----------------
           Deferred tax assets                                                     6,784,606         5,025,906
           Valuation allowance for deferred tax assets                            (6,784,606)       (5,025,906)
                                                                             ----------------  ----------------
           Net deferred income taxes                                          $            -    $            -
                                                                             ================  ================

         A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of deferred tax assets is uncertain. Accordingly, a valuation allowance equal to the net deferred tax asset amount has been recorded as of June 30, 2005 and 2004.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

14.      Income taxes (continued)
         ------------------------

         The components of the provision for income taxes are as follows for the years ended June 30:
                                                  2005              2004
         State of California -
              Currently payable              $        2,400    $          800
                                            ================  ================

         The provision for income taxes is included in the accompanying consolidated statement of operations under the following captions for the years ended June 30:
                                                  2005              2004

            Continuing operations            $        2,400    $          800
            Discontinued operations                       -                 -
                                            ----------------  ----------------
                                             $        2,400    $          800
                                            ================  ================

         Reconciliation of income taxes computed at the Federal statutory rate of 34% to the provision for income taxes is as follows for the years ended June 30:

                                                                                    2005             2004
                                                                             ----------------  ---------------
           Tax at statutory rates                                             $   (1,842,236)   $  (1,510,546)
           Differences resulting from:
              State tax, net of Federal tax benefit                                    1,584              528
              Non-deductible and other items                                          84,352           25,818
              Change in deferred tax valuation allowance                           1,758,700        1,485,000
                                                                             ----------------  ---------------
                Provision for income taxes                                    $        2,400    $         800
                                                                             ================  ===============

         The Company has approximately $19,814,700 in Federal net operating losses which, if not utilized, expire through 2024.

         Utilization of the net operating loss carryforwards could be limited due to restrictions imposed under Federal laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time.

15.      Segment information
         -------------------

         The Company considers its' operations to be in three segments, each of which are strategic businesses that are managed separately because each business sells or provides distinct products and services. The segments are as follows: (1) the development of recreational water sports products; (2) the provider of high speed Internet access and ESF; and
         (3) the provider of computer software compliance monitoring services.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

15.      Segment information (continued)
         -------------------------------

         Financial information by business segment for the year ended June 30, 2005 is as follows:

                                          Recreational       High speed         Computer
                                          water sports        Internet          software           Total
                                            products           and ESF       compliance           segment
                                       ----------------   -----------------  ---------------  ----------------
           Sales                        $      210,040     $       977,478    $     129,179    $    1,316,697
           Gross profit                        210,440             678,065          129,179         1,017,684
           Net operating loss               (1,898,936)           (457,394)         (79,786)       (2,436,116)
           Identifiable assets                 401,114          10,763,652          342,063        11,506,829
           Depreciation &
            amortization                             -             330,407                -           330,407

         Reconciliation of the segment information to consolidated net operating loss for the year ended June 30, 2005 is as follows:

           Segment net operating loss                                       $    (2,436,116)
            Write-off of excess purchase price of subsidiaries                   (2,896,666)
                                                                           -----------------
           Consolidated net operating loss                                  $    (5,332,782)
                                                                           =================

16.      Concentration risk
         ------------------

         NACIO grants credit to its customers, generally businesses located throughout the United States. NACIO determines the credit worthiness of its customers after reviewing each potential borrower's credit application and generally does not require collateral. Trade receivables are generally due within 30 days; approximately $107,500 of trade receivables as of June 30, 2005 is past 30 days. The ability of NACIO to collect its accounts receivable is affected by the economic fluctuations of the industries of the Company's customers, and interest-rate changes. Due to the large number and diversity of NACIO's customer base, concentration of credit risk with respect to trade receivables are limited.

         NACIO's enterprise server facilities are located in Novato, California and electricity to power the facilities is obtained from a single-source supplier, Pacific Gas & Electric. NACIO has available back-up power generators sufficient to continue to power their enterprise server facilities in the event of short-term power losses. However, if the supply of power to NACIO by Pacific Gas & Electric were delayed or curtailed, the ability of NACIO to provide services to its customers could be adversely affected.

17.      Recently issued pronouncements
         ------------------------------

         In July 2004, the Emerging Issues Task Force issued a draft abstract for EITF 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share". EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

17.      Recently issued pronouncements (continued)
         ------------------------------------------

         whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of its convertible notes payable in the diluted earnings per share computation for all periods during which the convertible notes payable are outstanding. Management does not expect the implementation of this new standard to have a material impact on its computation of diluted earnings per share.

         In November 2004, the Financial Accounting Standards Board Statement issued SFAS 151, "Inventory Costs". SFAS 151 provides guidance on allocating certain costs to inventory and clarified that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials should be recognized as current-period charges. In addition, SFAS 151 requires allocation of fixed production overheads to the cost of conversion be based on normal capacity of the production facilities. The effective date of this standard is for fiscal years beginning after June 15, 2005, and implementation is prospectively. Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.

         In December 2004, the FASB issued a revision to SFAS 123R, "Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95," that addresses the accounting for share-based payment transactions in which a Company receives employee services in exchange for either equity instruments of the Company or liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This statement would eliminate the ability to account for share-based compensation transactions using the intrinsic method and generally would require that such transactions be accounted for using a fair-value-based method and recognized as expense in the consolidated statement of operations. The effective date of this standard is for periods beginning after June 15, 2005. The Company previously adopted the fair-value-based method of valuing share-based payments and management does not expect any further impact of this new standard to have a material effect on its' consolidated financial position, results of operations and cash flows.

         In December 2004, the Financial Accounting Standards Board Statement issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29", by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No.153 is effective for fiscal years beginning after June 15, 2005, and implementation is prospectively.

                            NOVA COMMUNICATIONS LTD.

                    Notes to Consolidated Financial Statement
                                  June 30, 2005

         Management does not expect the implementation of this new standard to have a material impact on its consolidated financial position, results of operations and cash flows.



















































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